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Exhibit 10.15

CREDIT AGREEMENT

Dated as of November 28, 2001

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as Bank, the Administrative Agent and the Security Trustee

and

BANC OF AMERICA SECURITIES, LLC,
as the Lead Arranger and Sole Book Manager

FOOTHILL CAPITAL CORPORATION,
as the Syndication Agent

and

3COM TECHNOLOGIES

and

3COM EUROPE LIMITED

as Borrowers

i

6.4	Corporate Name; Prior Transactions	22
6.5	Subsidiaries and Affiliates	22
6.6	[Intentionally Deleted].	22
6.7	Capitalization	22
6.8	Solvency	22
6.9	Debt	22
6.10	Distributions	22
6.11	Real Estate; Leases	22
6.12	Unrestricted Subsidiaries	23
6.13	Trade Names	23
6.14	Litigation	23
6.15	Labor Disputes	23
6.16	Environmental Laws	23
6.17	No Violation of Law	24
6.18	No Default	24
6.19	Intentionally Omitted.	24
6.20	Taxes	25
6.21	Regulated Entities	25
6.22	Use of Proceeds; Margin Regulations	25
6.23	Proprietary Rights	25
6.24	No Material Adverse Change	25
6.25	[Intentionally Deleted]	25
6.26	[Intentionally Deleted]	25
6.27	Bank Accounts	25
6.28	Governmental Authorization	25
6.29	Accounts.	25
ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS		27
7.1	Taxes and Other Obligations	27
7.2	Legal Existence and Good Standing	27
7.3	Compliance with Law and Agreements; Maintenance of Licenses	27
7.4	Maintenance of Property; Inspection of Property.	27
7.5	[Intentionally Deleted]	28
7.6	Insurance and Condemnation Proceeds	28
7.7	Environmental Laws.	28
7.8	[Intentionally Deleted]	29
7.9	Mergers, Consolidations or Sales	29
7.10	Distributions; Capital Change; Investments	30
7.11	[Intentionally Deleted]	30
7.12	Guaranties	30
7.13	Debt	30
7.14	Prepayment	30
7.15	Transactions with Affiliates	30
7.16	Investment Banking and Finder's Fees	31
7.17	[Intentionally Deleted]	31
7.18	Liens	31
7.19	Sale and Leaseback Transactions	31
7.20	New Subsidiaries	31
7.21	[Intentionally Deleted]	32
7.22	[Intentionally Deleted]	32

7.23	[Intentionally Deleted]	32
7.24	[Intentionally Deleted]	32
7.25	Minimum Liquidity	32
7.26	[Intentionally Deleted]	32
7.27	Use of Proceeds	32
7.28	Further Assurances	32
7.29	No More Restrictive Covenants	32
ARTICLE 8 CONDITIONS OF LENDING		32
8.1	Conditions Precedent to Making of Loans on the Initial Funding Date	32
8.2	Conditions Precedent to Each Loan	34
ARTICLE 9 DEFAULT; REMEDIES		35
9.1	Events of Default	35
9.2	Remedies.	37
ARTICLE 10 TERM AND TERMINATION		38
10.1	Term and Termination	38
ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		39
11.1	Amendments and Waivers.	39
11.2	Assignments; Participations.	40
ARTICLE 12 THE AGENT AND THE SECURITY TRUSTEE		42
12.1	Appointment and Authorization	42
12.2	Delegation of Duties	42
12.3	Liability of Agent	42
12.4	Reliance by Agent	43
12.5	Notice of Default	43
12.6	Credit Decision	43
12.7	Indemnification	44
12.8	Agent in Individual Capacity	44
12.9	Successor Agent	44
12.10	Withholding Tax.	44
12.11	Collateral Matters.	45
12.12	Restrictions on Actions by Lenders; Sharing of Payments.	46
12.13	Agency for Perfection	47
12.14	Payments by Agent to Lenders	47
12.15	Settlement.	47
12.16	Letters of Credit; Intra-Lender Issues.	50
12.17	Concerning the Collateral and the Related Loan Documents	52
12.18	Field Audit and Examination Reports; Disclaimer by Lenders	52
12.19	Relation Among Lenders	53
12.20	Co-Agents	53
12.21	Security Trustee	53
12.22	Successor Security Trustee	53
12.23	Protection of Security Trustee	54
ARTICLE 13 JOINT AND SEVERAL LIABILITY OF BORROWERS		54
13.1	Joint and Several Liability of Borrowers	54
13.2	Contribution and Indemnification among the Borrowers	55
13.3	Waiver	56

13.4	Independent Investigation.	57
13.5	Stay of Acceleration	57
13.6	Subrogation	58
13.7	Cumulative Remedies	58
13.8	Additional Waivers	58
13.9	Survival of Obligations	58
ARTICLE 14 MISCELLANEOUS		58
14.1	No Waivers; Cumulative Remedies	58
14.2	Severability	58
14.3	Governing Law; Choice of Forum; Service of Process.	59
14.4	WAIVER OF JURY TRIAL	60
14.5	Survival of Representations and Warranties	60
14.6	Other Security and Guaranties	61
14.7	Fees and Expenses	61
14.8	Notices	62
14.9	Waiver of Notices	63
14.10	Binding Effect	63
14.11	Indemnity of the Agent, the Security Trustee and the Lenders by the Borrowers.	63
14.12	Limitation of Liability	63
14.13	Final Agreement	64
14.14	Counterparts	64
14.15	Captions	64
14.16	Right of Setoff	64
14.17	Confidentiality.	64
14.18	Conflicts with Other Loan Documents	65
14.19	Non-Public Information	65
14.20	Designation of 3Com Europe as Agent of Borrowers	65

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	—	DEFINED TERMS
EXHIBIT A-1	—	FORM OF REVOLVING LOAN NOTE
EXHIBIT A-2	—	FORM OF TERM NOTE
EXHIBIT B	—	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	—	FINANCIAL STATEMENTS
EXHIBIT D	—	FORM OF NOTICE OF BORROWING
EXHIBIT E	—	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F	—	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
SCHEDULE 1.2	—	LENDERS' COMMITMENTS (ANNEX A—DEFINED TERMS)
SCHEDULE 3.4(b)	—	MINIMUM PRICE FOR MORTGAGE REAL ESTATE SALE
SCHEDULE 6.3	—	ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4	—	CORPORATE NAMES/PRIOR TRANACTIONS
SCHEDULE 6.5	—	SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7	—	CAPITLIZATION
SCHEDULE 6.9	—	DEBT
SCHEDULE 6.10	—	DISTRIBUTIONS
SCHEDULE 6.11	—	REAL ESTATE; LEASES
SCHEDULE 6.13	—	TRADE NAMES
SCHEDULE 6.14	—	LITIGATION
SCHEDULE 6.15	—	LABOR DISPUTES
SCHEDULE 6.16	—	ENVIRONMENTAL LAW
SCHEDULE 6.19	—	ERISA COMPLIANCE
SCHEDULE 6.27	—	BANK ACCOUNTS

v

CREDIT AGREEMENT

    This Credit Agreement, dated as of November 28, 2001, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as Bank and as administrative agent and security trustee for the Lenders (in its capacity as administrative agent, the "Agent" and/or security trustee, the "Security Trustee," as the case may be), FOOTHILL CAPITAL CORPORATION, as the Syndication Agent, 3COM TECHNOLOGIES, an exempted limited liability company incorporated in the Cayman Islands ("3Com Tech"), with offices at Ballycoolin Business Park, Blanchardstown, Dublin 15, Ireland, and 3COM EUROPE LIMITED., a company incorporated in England and Wales with registered number 2600346 ("3Com Europe"), with offices at Boundary Way, Hemel Hempstead HP2 7YU, England (each of 3Com Tech and 3Com Europe individually, a "Borrower" and collectively, the "Borrowers").

W I T N E S S E T H:

    WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit and to make term loans to the Borrowers, which extensions of credit the Borrowers will use for the purposes permitted hereunder;

    WHEREAS, Parent (as defined below) has requested the Lenders to make available to Parent a revolving line of credit for loans and letters of credit and to make term loans to Parent, which extensions of credit Parent will use for the purposes permitted under the U.S. Credit Agreement (as defined in Annex A);

    WHEREAS, the Lenders have agreed to make available to the Borrowers and Parent revolving credit facilities upon the terms and conditions set forth in this Agreement and in the U.S. Credit Agreement, respectively, in an aggregate amount not to exceed $105,000,000, the Lenders have agreed to make term loans to Parent in the aggregate principal amount of $90,000,000 upon the terms and conditions set forth in the U.S. Credit Agreement, and the Lenders have agreed to make term loans to the Borrowers in the aggregate principal amount of $15,000,000 upon the terms and conditions set forth in this Agreement;

    WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

    WHEREAS, 3Com Tech and 3Com Europe and their respective Subsidiaries are indirect Subsidiaries of 3Com Corporation, a Delaware corporation ("Parent"), and Borrowers are engaged in an inter-related business enterprise with an identity of interests, and accordingly the financing provided hereunder will directly and indirectly benefit each of the Borrowers;

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Security Trustee and the Borrowers hereby agree as follows.

ARTICLE 1
LOANS AND LETTERS OF CREDIT

    1.1  Total Facility.  Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $120,000,000 less any U.S. Aggregate Revolver Outstandings (the "Total Facility") to the Borrowers from time to time during the term of this

Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein.

    1.2  Revolving Loans.

      (a) (i) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, and except for Non-Ratable Loans and Agent Advances, each Lender severally, but not jointly, agrees, upon Administrative Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the applicable Borrower in aggregate amounts not to exceed such Lender's Pro Rata Share of the Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans to, or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans to Borrowers, as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i). The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

      (ii)  Revolving Loan Notes.  At the request of any Lender, Borrowers shall execute and deliver to such Lender a promissory note to evidence the Revolving Loans of that Lender. Each note shall be in the principal amount of the Lender's Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of Exhibit A-1 (such promissory note, together with any new note issued pursuant to Section 11.2 upon the assignment of any portion of such Lender's Loans and Commitment being hereinafter referred to as a "Revolving Loan Note" and, collectively with any other such notes, the "Revolving Loan Notes"). Each Revolving Loan Note shall represent the obligation of each Borrower to pay the amount of such Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to Borrowers, together with interest thereon as prescribed in Section 2.1.

      (b)  Procedure for Borrowing.

        (1) Each Borrowing shall be made upon Administrative Borrower's irrevocable written notice delivered to the Agent's London office, in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent's London office prior to (A) 12:00 noon (Los Angeles time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) 10:00 a.m. (Los Angeles time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

          (A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);

          (B) the requested Funding Date, which must be a Business Day;

          (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

          (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

    provided, however, that with respect to the Borrowing to be made on the Initial Funding Date, such Borrowing will consist of Base Rate Loans only.

        (2) In lieu of delivering a Notice of Borrowing, Administrative Borrower may give the Agent's London office telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

        (3) Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

      (c)  Reliance upon Authority.  Prior to the Closing Date, Borrowers shall deliver to the Agent, a notice setting forth the account of such Borrowers (the "Designated Account") to which Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder by Administrative Borrower. The Borrowers may designate a replacement account from time to time by written notice by at least two Responsible Officers. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of any Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on behalf such Borrower.

      (d)  No Liability.  The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by Administrative Borrower to request Revolving Loans on behalf of any Borrower. The crediting of Revolving Loans to Designated Account conclusively establishes the obligation of Borrowers to repay such Revolving Loans as provided herein.

      (e)  Notice Irrevocable.  Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable, and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith; provided, however, that the Administrative Borrower may cancel a Notice of Borrowing prior to funding provided that the Borrowers reimburse Agent and the Lenders for any expenses actually incurred as a result of such cancellation.

      (f)  Agent's Election.  Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

      (g)  Making of Revolving Loans.  If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, but in any event no later than 11:00 a.m. (Los Angeles time), the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m. (Los Angeles time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account, or with respect to Revolving Loans made on the Initial Funding Date, as Administrative Borrower shall otherwise instruct in writing; provided, however, that the amount of Revolving Loans so made to any Borrower on any date shall not exceed the Availability on such date.

      (h)  Making of Non-Ratable Loans.

          (A) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to Borrowers' Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $10,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing by a Borrower would exceed Availability on that Funding Date.

          (B) The Non-Ratable Loans shall be secured by the Lenders' Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

      (i)  Agent Advances.

          (A) Subject to the limitations set forth below, the Agent is authorized by each Borrower and the Lenders, from time to time in the Agent's sole discretion, (y) during the continuation of a Default or an Event of Default, or (z) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to one or more Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time for all Borrowers not to exceed the lesser of (w) $5,000,000, or (x) 10% of the Borrowing Base which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) during the continuance of a Default or an Event of Default, to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, however, that (y) in no event shall Agent make Agent Advances which would cause the Aggregate Revolver Outstandings at any time to exceed the Maximum Revolver Amount and (z) the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

          (B) The Agent Advances shall be secured by the Lenders' Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

    1.3  Term Loans.

      (a)  Amounts of Term Loans.  Each Lender severally agrees to make a term loan (any such term loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to Borrowers on the Initial Funding Date, upon the satisfaction of the conditions precedent set forth in Article 8, in an amount equal to such Lender's Pro Rata Share of $15,000,000. The Term Loans shall initially be Base Rate Term Loans; but Borrowers may elect, on the Initial Funding Date, to convert such Term Loans to LIBOR Term Loans pursuant to Section 2.2.

      (b)  Making of Term Loans.  Each Lender shall make the amount of such Lender's Term Loan available to the Agent in same day funds, to Agent's designated account, not later than 3:00 p.m. (Los Angeles time) on the Initial Funding Date. After the Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in Article 8, the Agent, through its London branch, shall make the proceeds of such Term Loans available to the Borrowers on such Funding Date by transferring same day funds equal to the proceeds of such Term Loans received by the Agent to Borrowers' Designated Account or as Borrowers shall otherwise instruct in writing.

      (c)  Term Loan Notes.  Borrowers shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of Exhibit A-2 attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to Section 11.2 upon the assignment of any portion of any Lender's Term Loan, being hereinafter referred to collectively as the "Term Loan Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Loan Note"). The Term Loan Notes shall evidence each Lender's Term Loan, in an original principal amount equal to that Lender's Pro Rata Share of $15,000,000 together with interest thereon as prescribed in Section 2.1.

    1.4  Letters of Credit.

      (a)  Agreement to Issue or Cause To Issue.  Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of any Borrower one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

      (b)  Amounts; Outside Expiration Date.  The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the relevant Borrower in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 270 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

      (c)  Other Conditions.  In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

        (1) Such Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

        (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

      (d)  Issuance of Letters of Credit.

        (1)  Request for Issuance.  Administrative Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable (provided, however, that the Administrative Borrower may cancel a request for a Letter of Credit prior to issuance provided that the Borrowers reimburse Agent, the Lenders and the Issuing Bank for any expenses actually incurred as a result of such cancellation) and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Administrative Borrower shall attach to such notice the proposed form of the Letter of Credit.

        (2)  Responsibilities of the Agent; Issuance.  As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the relevant Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

        (3)  No Extensions or Amendment.  The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

      (e)  Payments Pursuant to Letters of Credit.  Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any drawing under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

      (f)  Indemnification; Exoneration; Etc.

        (1)  Indemnification.  In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay and save the Lenders and the

    Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith; provided, however, that the Borrowers shall have no liability to any indemnified party for any claims, demands, liabilities, damages, losses, costs, charges and expenses that are finally determined by a court of competent jurisdiction to have arisen primarily from such indemnified party's gross negligence or willful misconduct. Each Borrower's obligations under this Section shall survive payment of all other Obligations.

        (2)  Assumption of Risk by the Borrowers.  As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

        (3)  Exoneration.  Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

        (4)  Rights Against Letter of Credit Issuer.  Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

        (5)  Account Party.  Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

      (g)  Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination, Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, cash ("Cash Collateral") or a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in each case in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Cash Collateral or Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

    1.5  Bank Products.  Any Borrower may request and the Agent may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although no Borrower is required to do so. If Bank Products are provided by an Affiliate of the Bank, each Borrower agrees to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit such Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

ARTICLE 2
INTEREST AND FEES

    2.1  Interest.

      (a)  Interest Rates.  All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time, Loans are outstanding with respect to which any Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

        (i)  For all Base Rate Term Loans at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

        (ii) For all Base Rate Revolving Loans and other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

        (iii) For all LIBOR Term Loans at a per annum rate equal to the applicable LIBOR Rate plus the Applicable Margin; and

        (iv) For all LIBOR Revolving Loans at a per annum rate equal to the applicable LIBOR Rate plus the Applicable Margin.

  Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Each Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Loans in arrears on the first day of each month hereafter and on the Termination Date.

      (b)  Default Rate.  If any Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

    2.2  Continuation and Conversion Elections.

      (a) Any Borrower may:

        (i)  elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

        (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

  provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

      (b) Administrative Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (London time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

        (i)  the proposed Continuation/Conversion Date;

        (ii) the aggregate amount of Loans to be converted or renewed;

        (iii) the type of Loans resulting from the proposed conversion or continuation; and

        (iv) the duration of the requested Interest Period, provided, however, no Borrower may select an Interest Period that ends after the Stated Termination Date.

      (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, a Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the applicable Borrower(s) shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

      (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

      (e) There may not be more than fifteen (15) different LIBOR Rate Loans in effect in the aggregate hereunder and under the U.S. Credit Agreement at any time.

    2.3  Maximum Interest Rate.  In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable Borrower such excess.

    2.4  [Intentionally Deleted]

    2.5  Unused Line Fee.  On the first day of each month and on the Termination Date, the Borrowers, jointly and severally, agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to 0.25% per annum times the amount by which (a) $105,000,000 exceeded (b) the sum of (i) the average daily outstanding amount of Revolving Loans and U.S. Revolving Loans, plus (ii) the average daily undrawn face amount of outstanding Letters of Credit and U.S. Letters of Credit, in each case, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5. The Borrowers' obligation under this Section 2.5 shall be pro tanto reduced by any amount paid by the U.S. Borrower under Section 2.5 of the U.S. Credit Agreement.

    2.6  Letter of Credit Fee.  Each Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to 2.75% per annum and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of 0.5% per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3
PAYMENTS AND PREPAYMENTS

    3.1  Revolving Loans.  Each Borrower shall repay the outstanding principal balance of the Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. Each Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand (which demand may be subject to the provisions of Section 9.2(a)), the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolver Amount, minus (b) Reserves other than Reserves deducted in the calculation of Borrowing Base, such payment to be made within one (1) Business Day of any such demand.

    3.2  Termination of Facility.  The Borrowers, acting jointly, may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the provision of Cash Collateral or a Supporting Letter of Credit in accordance with Section 1.4(g)), (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment of the early termination fee set forth below, (d) the payment in full in cash of all reimbursable expenses and other Obligations, (e) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any, and (f) the concurrent termination of the U.S. Credit Agreement and the repayment of the U.S. Loans pursuant to Section 3.2 of the U.S. Credit Agreement. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers shall, jointly and severally, pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an early termination fee determined in accordance with the following table:

Period during which early termination occurs	Early Termination Fee
On or prior to the first Anniversary Date	$1,050,000 (less any early termination fee concurrently paid under Section 3.2 of the U.S. Credit Agreement)
After the first Anniversary Date but on or prior to the second Anniversary Date	$525,000 (less any early termination fee concurrently paid under Section 3.2 of the U.S. Credit Agreement)
After the second Anniversary Date but prior to the Stated Termination Date	$0

provided, however, that the early termination fee described in this Section 3.2 shall not be payable in the event that Borrower repays the Obligations (and the U.S. Loan Obligations) utilizing the proceeds of a credit facility provided or agented by another lending department of the Bank or any of its Affiliates.

    3.3  Repayment of the Term Loans.  Term Loans shall amortize in equal installments of $1,071,428.57 each, payable on the first day of each March, June, September, and December during the term of this Agreement, commencing on the first day of March 2002 and continuing through and including the first day of September 2004. The outstanding principal balance of the Term Loans shall be payable in full on the Termination Date. Each payment of the Term Loans shall be made to the Agent for the Pro Rata benefit of each Lender. Amounts paid in respect of the Term Loans may not be reborrowed.

    3.4  Prepayments of the Term Loans.

      (a) The Borrowers may prepay the principal of the Term Loans in whole or in part, without premium or penalty, at any time and from time to time upon at least 5 Business Days' prior written notice to the Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied: (i) 25% of such amount to the installments of principal of the Term Loans in the inverse order of maturity, and (ii) 75% of such amount to the installments of principal of the Term Loans in the order of maturity.

      (b) Immediately upon any sale or disposition of any Borrower's fee interest in, or any refinance of, Real Estate identified on Schedule 3.4(b) as having a Minimum Price, Borrower shall prepay the outstanding Term Loans, without premium or penalty, in an amount equal to such Minimum Price (in the case of a sale or disposition) or equal to the greater of the Minimum Price or the net cash proceeds received by Borrower (in the case of a refinancing).

      (c) In the event that the amount of Liquidity drops below $650,000,000, Borrowers shall prepay the outstanding Term Loans, without premium or penalty, by the lesser of (i) a pro rata share (based on the ratio of (x) the Term Loans to (y) the sum of (1) the U.S. Term Loans and (2) the Term Loans) of $100,000,000 or (ii) the outstanding principal balance of the Term Loans (in either such case, exclusive of any other mandatory prepayments of the Term Loans then due under this Agreement).

      (d) (d) Mandatory prepayments of the Term Loans in accordance with Sections 3.4(b) and (c) shall be applied as follows: first, to accrued interest with respect to the Term Loans, second, to scheduled installments of the Term Loans in inverse order of maturity.

      (e) No provision contained in this Section 3.4 shall constitute a consent to an asset disposition that is otherwise not permitted by the terms of this Agreement or the other Loan Documents.

      (f)  Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

      (g) Upon repayment in full of the Term Loans, and so long as no Default or Event of Default has occurred and is continuing, Lenders' Lien on the Collateral consisting of Real Estate shall be released, and all Mortgages promptly released or reconveyed, as appropriate.

    3.5  LIBOR Rate Loan Prepayments.  In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, such Borrower shall pay to the Lenders the amounts described in Section 4.4.

    3.6  Payments by the Borrowers.

      (a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by each Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (London time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

      (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

    3.7  Payments as Revolving Loans.  At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

    3.8  Apportionment, Application and Reversal of Payments.  Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender), and payments of the fees, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b), shall be apportioned among the Lenders as may be provided in the separate fee letters between Agent and individual Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent or the Security Trustee, shall, except to the extent such payments constitute voluntary prepayments of the Term Loans (as to which the terms of Section 3.4(a) shall apply) or such payments constitute a mandatory repayment or prepayment of the Term Loans as provided in Section 3.4(b) or (c) (as to which the terms of Section 3.4(d) shall apply), be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements other than any amounts relating to Bank Products then due to the Agent, the Security Trustee or Lenders from Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from Borrowers, other than any amounts relating to Bank Products; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay or prepay principal of the Term Loans; seventh, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and eighth, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender from Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives (i) to any LIBOR Rate Term Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Term Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Term Loans or (ii) to any LIBOR Rate Revolving Loan, except (c) on the expiration date of the Interest Period applicable to any such LIBOR Rate Revolving Loan, or (d) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans, and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 4.4; provided, however, that in the case of any necessary repayments of LIBOR Rate Loans Agent and Lenders will, prior to the occurrence and continuance of an Event of Default, apply such payments so as to minimize the amount of any payments required to be made pursuant to Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

    3.9  Indemnity for Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, the Security Trustee, any Lender, the Bank or any Affiliate of the Bank is for any reason (other than an action by a Governmental Authority against such Person for reasons unrelated to Borrower, its Subsidiaries, the Collateral, or the Loans) compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, the Security Trustee or any such Lender, the Bank or any Affiliate of the Bank and Borrowers shall be liable to pay to the Agent, the Security Trustee and the Lenders, and hereby do indemnify the Agent, the Security Trustee and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, the Security Trustee, any such Lender, the Bank or any such Affiliate of the Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's, the Security Trustee's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

    3.10  Agent's and Lenders' Books and Records; Monthly Statements.  The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the relevant Borrower with respect to the Loans or the Letters of Credit. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on each Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8, unless such Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY

    4.1  Taxes.

      (a) Any and all payments by each Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower shall pay all Other Taxes.

      (b) The Borrowers agree, jointly and severally, to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

      (c) Each Lender either (i) represents and warrants to the Agent and the Borrower that under applicable law and treaties in effect on the Closing Date no tax will be required to be withheld by the Agent or Borrower with respect to any payments to be made to such Lender hereunder, or (ii) agrees to use its best efforts to either (A) fund its Pro Rata Share of each Borrowing through such Lender's London branch, office, agency or affiliate, and to book all interest and fee income in such London branch, office, agency or affiliate, or (B) as soon as reasonably practicable, cooperate with Agent and/or Borrowers in completing and processing all forms, including Form FD 13, necessary to allow Borrowers to obtain exemption from withholding taxes from the United Kingdom tax authorities.

      (d) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

        (i)  the sum payable shall be increased as necessary so that after making all required payments, deductions and withholdings (including payments, deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that such Borrower shall not be required to pay any additional amount to any Lender under this Section 4.1(d)(i) if such Lender shall have failed to deliver the forms, certificates, or other evidence referred to in Section 4.1(c), or to notify Agent and such Borrower of the inability to deliver any such forms, certificates or other evidence, as the case may be;

        (ii) such Borrower shall make such payments, deductions and withholdings;

        (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

        (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (e) At the Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

    4.2  Illegality.

      (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to any Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and such Borrower that the circumstances giving rise to such determination no longer exist.

      (b) If a Lender reasonably determines that it is unlawful to maintain any LIBOR Rate Loan to a Borrower, such Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If a Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

      (c) If any Lender's obligation to make LIBOR Rate Loans is suspended pursuant to sub-section (a) of this Section, or if Borrowers are required to prepay any amounts to any Lender pursuant to sub-section (b) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such illegality.

    4.3  Increased Costs and Reduction of Return.

      (a) If any Lender reasonably determines that due to either (i) the introduction of Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation of any Requirement of Law, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then such Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, however, that Borrowers shall not be liable for any amount attributable to any period before 240 days prior to the date Agent notifies Borrowers of such increased costs. Lenders covenant and agree that they will allocate any such increased costs ratably among their respective customers or borrowers similarly affected reasonably and in good faith.

      (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

    4.4  Funding Losses.  Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

      (a) the failure of the such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

      (b) the failure of the such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

      (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of interest income for the unexpired portion of the LIBOR Interest Period resulting from relending of the affected funds. Such Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

    4.5  Inability to Determine Rates.  If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, any Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If a Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

    4.6  Certificates of Agent.  If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the relevant Borrowers(s) (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

    4.7  Obligation to Mitigate.  Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 4.1, 4.2 or 4.3, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, (i) use reasonable efforts to make, issue, fund or maintain its applicable Commitments or Loans through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 4.1, 4.2 or 4.3 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or be disadvantageous to the interests of such Lender

    4.8  Survival.  The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES;
COLLATERAL REPORTING

    5.1  Books and Records.  Each Borrower shall, and shall cause its Restricted Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, and shall cause its Restricted Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; and (b) the return, (including rejection, repossession, and stoppage in transit), loss, damage, or destruction of any Inventory.

    5.2  Financial Information.  Each Borrower shall, and shall cause its Restricted Subsidiaries to, promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, each Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

      (a) Within thirty (30) days after the end of each Fiscal Month that is not the end of a Fiscal Quarter, a certificate of a Responsible Officer of each Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of such Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, which shall have been true and correct as of such date, (B) such Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. With advance written notice to Agent, such Borrower may revise the contents of future certificates to reflect changes in such Borrower's accounting procedures, so long as such revised procedures are consistent with GAAP. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action such Borrower has taken or proposes to take with respect thereto.

      (b) Within forty six (46) days after the end of each Fiscal Quarter that is not the end of a Fiscal Year and within ninety-one (91) days after the end of each Fiscal Quarter ending a Fiscal Year, a certificate of a Responsible Officer of such Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of such Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date which shall have been true and correct as of such date, (B) such Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) to the best of each Borrower's knowledge, no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such period. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action such Borrower has taken or proposes to take with respect thereto.

      (c) If requested by the Agent, promptly after filing with the appropriate tax authorities in the United Kingdom, a copy of each tax return filed by such Borrower or by any of its Subsidiaries.

      (d) No later than Tuesday of each week, (i) a Borrowing Base Certificate and all supporting information in accordance with Section 5.4 as of the end of the preceding week, and (ii) a certificate of a Responsible Officer of Administrative Borrower setting forth in reasonable detail Liquidity and the calculations required to establish that Borrowers were in compliance with the covenant set forth in Section 7.25 as of the end of the prior week; provided, however, that at any time that Aggregate Revolver Outstandings are zero, the requirement under clause (d)(i) to the extent of weekly reporting of sales, credits, and collections in the Borrowing Base Certificate shall be changed to reporting on a monthly basis (with reports for each month delivered by the 15th of the following month). In the event that following a change to monthly reporting a Borrower desires to request a Revolving Loan or a Letter of Credit, Administrative Borrower must resume its weekly reporting of sales, credits, and collections in the Borrowing Base Certificate at least 5 days prior to the requested Funding Date of such Revolving Loan or the requested issuance date of such Letter of Credit.

      (e) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of such Borrower or any Subsidiary.

    5.3  Notices to the Lenders.  Each Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times; provided, that, only to the extent duplicative, delivery of timely notice by U.S. Borrower pursuant to the U.S. Credit Agreement with respect to the matters described below shall be deemed to satisfy Borrowers' obligations in this Section 5.3:

      (a) Immediately after becoming aware of any Default or Event of Default;

      (b) Immediately after becoming aware of the assertion by the holder of any Debt of such Borrower or any Restricted Subsidiary in a face amount in excess of $5,000,000 that a default exists with respect thereto or that such Borrower or such Restricted Subsidiary is not in compliance with the terms thereof, which default or lack of compliance gives rise to a right to immediately accelerate such Debt, or the commencement by such holder of any enforcement action because of such asserted default or non-compliance;

      (c) Immediately after becoming aware of any event or circumstance (other than general economic trends) which could reasonably be expected to have a Material Adverse Effect;

      (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or result in a Default under Section 9.1(o);

      (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting such Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

      (f)  Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting such Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

      (g) Immediately after receipt of any notice of any violation by such Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that such Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating such Borrower's or such Subsidiary's compliance therewith which could reasonably be expected to have a Material Adverse Effect or which materially affects the value of any parcel of Real Property subject to a Mortgage;

      (h) Immediately after receipt of any written notice that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant, in either case which could reasonably be expected to have a Material Adverse Effect or which materially affects the value of any parcel of Real Property subject to a Mortgage;

      (i)  Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which materially affects the value of any parcel of Real Property subject to a Mortgage;

      (j)  Any change in such Borrower's name as it appears in the jurisdiction of its incorporation or other organization, jurisdiction of incorporation or organization, type of entity, organizational identification number, locations of any material portion of the Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case.

    5.4  Collateral Reporting.  Each Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) at the times specified in Section 5.2(d), or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time, a schedule of such Borrower's Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following month, a reconciliation to the corresponding Borrowing Base and to such Borrower's general ledger; (c) on a monthly basis by the 15th day of the following month, or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time, an aging of such Borrower's Accounts and an aging of such Borrower's accounts payable; (d) on a monthly basis by the 15th of the following month (or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time), a detailed calculation of Eligible Accounts and Eligible Inventory; (e) on a monthly basis by the 15th day of the following month (or more frequently if requested by the Agent and if Liquidity is less than $650,000,000), Inventory reports by category, product line, and location, together with a reconciliation to the corresponding Borrowing Base and to such Borrower's general ledger; (f) upon request, copies of invoices in connection with such Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's Accounts and for Inventory and Equipment acquired by such Borrower, purchase orders and invoices; (g) upon request, a statement of the balance of each of the intercompany accounts; (h) such other reports as to the Collateral of such Borrower as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of such Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

    5.5  Inventory; Perpetual Inventory.

      (a) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Borrower's business. Each Borrower will not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by such Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests, provided, however, that so long as an Event of Default does not exist, in lieu of an annual physical inventory, each Borrower may conduct cycle counts that are in compliance with such Borrower's internal audit procedures as approved by such Borrower's independent certified public accountants. Each Borrower will maintain a perpetual inventory reporting system at all times. If Revolving Loans are outstanding, Each Borrower will not, without prior written notice to Agent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis except in conformity with such Borrower's business practices as of the Closing Date.

      (b) In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Each Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

ARTICLE 6
GENERAL WARRANTIES AND REPRESENTATIONS

    Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

    6.1  Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.  Such Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Such Borrower has taken all necessary action (including obtaining approval of its shareholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Borrower, and constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. Such Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Borrower or any of its Restricted Subsidiaries, by reason of the terms of (a) any contract, mortgage, charge, lease, agreement, indenture, or instrument to which such Borrower or any of its Restricted Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower or any of its Restricted Subsidiaries, or (c) the certificate or articles of incorporation or memorandum and articles of association or by-laws or the limited liability company or limited partnership agreement of such Borrower or any of its Restricted Subsidiaries.

    6.2  Validity and Priority of Security Interest.  The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent and/or the Security Trustee, for the ratable benefit of the Agent and the Lenders, and such Liens when properly filed and, where applicable, recorded or when adequate steps have been taken to obtain control over or possession of the property subject to such Liens, as applicable, shall constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens, securing all the Obligations, and enforceable against such Borrower and all third parties except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

    6.3  Organization and Qualification.  Such Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is material to the conduct of its business, and (c) has all requisite power and authority to conduct its business and to own its property.

    6.4  Corporate Name; Prior Transactions.  Except as set forth on Schedule 6.4 (as amended from time to time by Borrowers upon written notice to Agent), such Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

    6.5  Subsidiaries and Affiliates.  Schedule 6.5 (as amended from time to time by Borrowers upon written notice to Agent) is a correct and complete list of the name and relationship to such Borrower of each and all of its Subsidiaries. Each Restricted Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

    6.6  [Intentionally Deleted].

    6.7  Capitalization.  Schedule 6.7 sets forth, as of the Closing Date, the capitalization of such Borrower and its Restricted Subsidiaries and all of the authorized and issued Capital Stock of each such Person. All outstanding Capital Stock has been validly issued, and is fully paid and non-assessable. All of the Capital Stock of Restricted Subsidiaries is owned, beneficially and of record, by the Person set forth on such Schedule 6.7.

    6.8  Solvency.  Such Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Initial Funding Date and the issuance of the Letters of Credit to be issued on the Initial Funding Date, and shall remain Solvent during the term of this Agreement.

    6.9  Debt.  As of the Closing Date, such Borrower and its Restricted Subsidiaries has no Debt, except (a) the Obligations, and (b) Debt described on Schedule 6.9.

    6.10  Distributions.  Since June 1, 2001, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or other securities of such Borrower except as identified on Schedule 6.10 and as permitted by Section 7.10.

    6.11  Real Estate; Leases.  Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Borrower and all Real Estate owned by any of its Restricted Subsidiaries, all leases and subleases of real or personal property held by such Borrower as lessee or sublessee (other than leases of personal property as to which such Borrower is lessee or sublessee for which the value of such personal property is less than $2,000,000), and all leases and subleases of real or personal property held by such Borrower as lessor, or sublessor (other than leases of personal property as to which such Borrower is lessor or sublessor for which the value of such personal property is less than $2,000,000). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the best of such Borrower's knowledge, no default by any party to any such lease or sublease exists. Such Borrower has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Borrower, or valid leasehold interests in all Real Estate designated therein as "leased" by such Borrower and such Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the most recent Financial Statements delivered to the Agent and the Lenders, except as permitted by Section 7.9 since the date thereof, free of all Liens except Permitted Liens.

    6.12  Unrestricted Subsidiaries.  None of the Unrestricted Subsidiaries conducts any material business other than acting as a local sales office for such Borrower and its Restricted Subsidiaries, and none of the Unrestricted Subsidiaries owns any material tangible assets.

    6.13  Trade Names.  All trade names or styles under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13 as amended from time to time by such Borrower upon written notice to Agent.

    6.14  Litigation.  Except as set forth on Schedule 6.14, or, after the Closing Date as set forth on Parent's Form 10-K or 10-Q, there is no pending, or to the best of such Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of such Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

    6.15  Labor Disputes.  Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Borrower or any of its Restricted Subsidiaries or their employees.

    6.16  Environmental Laws.  Except as otherwise disclosed on Schedule 6.16:

      (a) Such Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither such Borrower nor any Subsidiary thereof nor any of its presently owned real property or presently conducted operations, nor, to the best of such Borrower's knowledge, its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

      (b) Such Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing, except where failure to obtain such permits could not reasonably be expected to have a Material Adverse Effect, and such Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits, except for any such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

      (c) Neither such Borrower nor any of its Subsidiaries, nor, to the best of such Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for any such violation as could not reasonably be expected to have a Material Adverse Effect.

      (d) Neither such Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant that could reasonably be expected to have a Material Adverse Effect.

      (e) To the best of such Borrower's knowledge, none of the present or past operations of such Borrower and its Restricted Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

      (f)  There is not now, nor to the best of such Borrower's knowledge has there ever been on or in the Real Estate owned by such Borrower:

        (1) any underground storage tanks or surface impoundments, other than those maintained and/or closed in compliance in all material respects with applicable laws or surface impoundments,

        (2) any asbestos-containing material, except such as has been removed in compliance in all material respects with Environmental Laws, or

        (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, other than those maintained in compliance in all material respects with Environmental Laws.

      (g) Neither such Borrower nor any of its Restricted Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment that could reasonably be expected to cause a Material Adverse Effect.

      (h) Neither such Borrower nor any of its Restricted Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Restricted Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim that could reasonably be expected to cause a Material Adverse Effect.

      (i)  None of the products manufactured, distributed or sold by such Borrower or any of its Restricted Subsidiaries contain asbestos containing material.

      (j)  No Environmental Lien has attached to Real Estate subject to a Mortgage, or to any other Real Estate that could reasonably be expected to cause a Material Adverse Effect.

    6.17  No Violation of Law.  Neither such Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

    6.18  No Default.  Neither such Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, charge, lease, deed, or other agreement to which such Borrower or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

    6.19  Intentionally Omitted.

    6.20  Taxes.  Such Borrower and its Restricted Subsidiaries have filed all tax returns and reports required to be filed, and have paid or made adequate provisions for the payment of all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

    6.21  Regulated Entities.  Except as set forth on Schedule 6.21, neither such Borrower, nor any Person controlling such Borrower, nor any Restricted Subsidiary of such Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither such Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any public utilities code or law, or any other statute or regulation to the extent that the foregoing would limit its ability to incur the Obligations or grant the Liens to Agent or the Lenders under the Loan Documents.

    6.22  Use of Proceeds; Margin Regulations.  On and after the Initial Funding Date, the proceeds of the Loans are to be used solely for (i) repayment of such Borrower's synthetic lease obligations, if any, (ii) certain transactional fees and costs, and (iii) working capital purposes and other corporate purposes including capital expenditures. Neither such Borrower nor any of its Restricted Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    6.23  Proprietary Rights.  Except as disclosed in Parent's publicly filed documents (including filings on Forms 10-K and 10-Q) or otherwise set forth in Schedule 6.14,

      (i)  to such Borrower's knowledge, such Borrower and its Restricted Subsidiaries own or are licensed or otherwise have sufficient rights or access to Proprietary Rights that are reasonably necessary for the operation of the business of such Borrower and its Restricted Subsidiaries, taken as a whole, except as would reasonably be expected not to have a Material Adverse Effect; and

      (ii) no claim or litigation regarding any of the Proprietary Rights is pending or, to such Borrower's knowledge, threatened which would reasonably be expected to have a Material Adverse Effect, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is, to such Borrower's knowledge, pending or proposed, which in either case would reasonably be expected to have a Material Adverse Effect.

    6.24  No Material Adverse Change.  No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders.

    6.25  [Intentionally Deleted]

    6.26  [Intentionally Deleted]

    6.27  Bank Accounts.  Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Borrower with any bank or other financial institution.

    6.28  Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower or any of its Restricted Subsidiaries of this Agreement or any other Loan Document.

    6.29  Accounts.

      (a) Each Borrower hereby represents and warrants to the Agent and the Lenders, with respect to such Borrower's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower, or rendition of services by such Borrower, in the ordinary course of such Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim known to such Borrower except as disclosed to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Borrower described in each invoice will have been performed, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Agreement.

      (b) Such Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's business or extend or modify any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Agreement. If such Borrower becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor, while Revolving Loans are outstanding, involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent and exclude such amounts from Eligible Accounts.

      (c) Such Borrower shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account unless it notifies Agent and promptly delivers such instrument to the Agent, endorsed by such Borrower to the Agent in a manner satisfactory in form and substance to the Agent.

      (d) If Revolving Loans are outstanding, such Borrower shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given when no Event of Default exists hereunder. If Revolving Loans are outstanding, such Borrower shall send the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued, and such Borrower shall promptly report that credit on Borrowing Base Certificates submitted by it. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit such Borrower's Loan Account with the net amounts received by the Agent in payment of any Accounts.

      (e) If an Account Debtor returns any Inventory to such Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. If Revolving Loans are outstanding such Borrower shall immediately report to the Agent any return which exceeds $1,000,000 in amount, or which, together with all other returns at such time that have not been reflected in the previous Borrowing Base Certificate, exceeds $5,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Borrower when an Event of Default exists, such Borrower, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lenders' prior written consent. All returned Inventory shall be subject to the Lenders' Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS

    Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

    7.1  Taxes and Other Obligations.  Such Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, neither such Borrower nor any of its Restricted Subsidiaries need pay any such claim, tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower or its Restricted Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

    7.2  Legal Existence and Good Standing.  Such Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

    7.3  Compliance with Law and Agreements; Maintenance of Licenses.  Such Borrower shall comply, and shall cause each of its Restricted Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, to the extent applicable, and all Environmental Laws). Such Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to obtain such licenses, permits, franchises and authorizations could not reasonably be expected to have a Material Adverse Effect. Such Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement, limited partnership agreement, or other organizational documents as applicable, other than in a manner which does not materially and adversely affect the rights of the Lenders or the Agent.

    7.4  Maintenance of Property; Inspection of Property.

      (a) Such Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain all of the Collateral necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (b) Such Borrower shall permit representatives and independent contractors of the Agent (at the expense of such Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its officers, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of such Borrower at any time during normal business hours and without advance notice.

    7.5  [Intentionally Deleted]

    7.6  Insurance and Condemnation Proceeds.  Such Borrower shall as soon as practicable notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and shall apply or remit them as follows:

      (i)  With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Revolving Loans and, if an Event of Default has occurred and is continuing, to the reduction of the other Obligations in the order provided for in Section 3.8. Any remaining proceeds after application as provided in the preceding sentence shall be returned to such Borrower.

      (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require such Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $3,000,000 per incident and (3) such Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Term Loans in the order provided in Section 3.4(b), and thereafter to the reduction of the Obligations in the order provided for in Section 3.8.

    7.7  Environmental Laws.

      (a) Such Borrower shall, and shall cause each of its Restricted Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Such Borrower shall, and shall cause each of its Restricted Subsidiaries to, take prompt and appropriate action to respond to any such non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

      (b) Without limiting the generality of the foregoing, such Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue that could reasonably be expected to have a Material Adverse Effect, or that is required to be reported under Section 5.3. The Agent or any Lender may request copies of technical reports prepared by such Borrower or any of its Restricted Subsidiaries and its communications with any Governmental Authority to determine whether such Borrower or any of its Restricted Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any such alleged non-compliance or environmental liability. In the event that such Borrower cannot provide any such technical reports to the Agent because they are subject to an attorney-client privilege, then such Borrower shall so advise Agent of such fact and Agent may commission its own environmental technical reports at such Borrower's expense. Such Borrower shall, at the Agent's or the Required Lenders' request and at such Borrower's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred that could reasonably be expected to have a Material Adverse Effect, and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

      (c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of such Borrower is located, so long as such location is under the control of such Borrower or such Borrower is permitted to enter such premises, for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of such Borrower or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither such Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect such Borrower or any other party against, or to inform such Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to such Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Such Borrower understands and agrees that the Agent makes no warranty or representation to such Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Such Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower, such Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Borrower without advice or assistance from the Agent. In each instance, the Agent will give such Borrower reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with such Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

    7.8  [Intentionally Deleted]

    7.9  Mergers, Consolidations or Sales.  Neither such Borrower nor any of its Subsidiaries shall:

      (a) enter into any transaction of merger, reorganization, or consolidation,

      (b) transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or

      (c) wind up, liquidate or dissolve, or agree to do any of the foregoing.

Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event, only the following are prohibited by the preceding sentence:

        (i)  mergers or consolidations of such Borrower where such Borrower is not the surviving entity or any of the Liens of Agent and the Lenders would be impaired;

        (ii) any reorganization, wind up, liquidation or dissolution of such Borrower;

        (iii) any transfer, sale, assignment, lease, or other disposal of any Accounts or Inventory, other than (y) a sale of Inventory in the ordinary course of business or (z) where the amount of all Loans advanced against or Letters of Credit collateralized by such Accounts and/or Inventory (as determined by Agent in its sole discretion) are repaid in full contemporaneously with such sale or disposition;

        (iv) any transfer, sale, assignment, or other disposal of any Real Estate that is the subject of a Mortgage, except for a sale of such Real Estate for a sales price of at least the Minimum Price set forth on Schedule 3.4 (b), and so long as the Term Loans are repaid contemporaneously with such sale as required under Section 3.4 (b); and

        (v) any transaction which would result in the breach of Section 7.25.

    7.10  Distributions; Capital Change; Investments.  Neither such Borrower nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to such Borrower by its Subsidiaries, and Distributions by any Subsidiary of such Borrower to another Subsidiary of such Borrower which is its parent; (b) make any change in its capital structure which could have a Material Adverse Effect; or (c) make any Investment.

Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event, only the following are prohibited by the preceding sentence:

        (i)  an Investment by such Borrower or any of its Restricted Subsidiaries in an Unrestricted Subsidiary which is not (x) in the ordinary course of such Borrower's or such Restricted Subsidiary's business, and (y) used for the ordinary operating costs of such Unrestricted Subsidiary; or

        (ii) a Distribution or an Investment that would result in the breach of Section 7.25.

    7.11  [Intentionally Deleted]

    7.12  Guaranties.  Neither such Borrower nor any of its Restricted Subsidiaries shall make, issue, or become liable on any Guaranty, except: Guaranties of the Obligations in favor of the Security Trustee. Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event, Guaranties shall not be prohibited by the preceding sentence, and any such Guaranties permitted to be made shall be permitted to continue to exist following a Liquidity Trigger Event.

    7.13  Debt.  Neither such Borrower nor any of its Restricted Subsidiaries shall incur or maintain any Debt, other than:

        (i)  the Obligations;

        (ii) Debt existing on the Closing Date described on Schedule 6.9 that is not to be repaid with the proceeds of Loans made on the Initial Funding Date; and

        (iii) Obligations under any Hedge Agreements.

Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event, Debt shall not be prohibited by the preceding sentence, and any such Debt shall be permitted to remain in effect following the occurrence of a Liquidity Trigger Event.

    7.14  Prepayment.  After the occurrence and during the continuance of a Liquidity Trigger Event, neither such Borrower nor any of its Restricted Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

    7.15  Transactions with Affiliates.  Except as set forth below in this Section 7.15, neither such Borrower nor any of its Restricted Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (other than to such Borrower or a Restricted Subsidiary or a U.S. Restricted Subsidiary), or, lend or advance money or property to any Affiliate (other than to such Borrower or a Restricted Subsidiary or a U.S. Restricted Subsidiary), or invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate (other than of such Borrower or a Restricted Subsidiary or a U.S. Restricted Subsidiary), or, become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate unless (a) the Affiliate is a Restricted Subsidiary or a U.S. Restricted Subsidiary or (b) such obligations are to such Borrower or to a Restricted Subsidiary or a U.S. Restricted Subsidiary. Notwithstanding the foregoing, while no Liquidity Trigger Event has occurred and is continuing, such Borrower and its Restricted Subsidiaries may make Investments in Unrestricted Subsidiaries as permitted in Section 7.10(i), and may engage in transactions with Unrestricted Subsidiaries and Affiliates other than such Borrower or its Restricted Subsidiaries, if such transactions are in the ordinary course of business, and no less favorable to such Borrower and its Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

    7.16  Investment Banking and Finder's Fees.  Neither such Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Such Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that such Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

    7.17  [Intentionally Deleted]

    7.18  Liens.  Neither such Borrower nor any of its Restricted Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

    7.19  Sale and Leaseback Transactions.  Neither such Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person. Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event, sale and leaseback transactions shall not be prohibited by the preceding sentence, and any such sale and leaseback transactions permitted to be consummated shall be permitted to remain in effect following the occurrence of a Liquidity Trigger Event.

    7.20  New Subsidiaries.  Such Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5. Notwithstanding the foregoing, at any time prior to the occurrence of a Liquidity Trigger Event and on at least thirty (30) days advance written notice to Agent:

        (i)  Such Borrower may create or acquire one or more new Restricted Subsidiaries or Unrestricted Subsidiaries that are owned by such Borrower or another Restricted Subsidiary, so long as (1) upon such creation or acquisition of a Restricted Subsidiary, (y) such new Restricted Subsidiary enters into a continuing guaranty of the Obligations, and (z) Agent is granted a Lien by such Borrower or such other Restricted Subsidiary on 100% of the Capital Stock of such new Restricted Subsidiary, such shares are delivered to Agent and all other necessary steps are taken to perfect Agent's Lien therein; provided, however, that Agent's Lien on the shares of any new Restricted Subsidiary shall only secure Obligations hereunder and not U.S. Loan Obligations, and (2) upon such creation or acquisition of an Unrestricted Subsidiary, such Borrower certifies that such new Unrestricted Subsidiary complies with the provisions of Section 6.12. Any such new Subsidiary permitted to be organized, created, or acquired shall be permitted to remain a Subsidiary following the occurrence of a Liquidity Trigger Event; and

        (ii) Such Borrower may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary, so long as each of the conditions set forth in clauses (i) (y) and (z), of this Section 7.20 is met. In the event that a foreign Unrestricted Subsidiary being redesignated as a Restricted Subsidiary is not permitted (due to local regulatory restrictions) to guarantee the Obligations, or to have its Capital Stock pledged to Agent, such Unrestricted Subsidiary may nevertheless be redesignated as a Restricted Subsidiary (for the purposes of this Section 7.20 a "Qualified Restricted Subsidiary") so long as each other condition is met. Notwithstanding any other definitions or provisions of this Agreement or the Loan Documents to the contrary, there may not exist at any one time more than $20,000,000 of Investments in the aggregate in all Qualified Restricted Subsidiaries by such Borrower or its other Restricted Subsidiaries.

    7.21  [Intentionally Deleted]

    7.22  [Intentionally Deleted]

    7.23  [Intentionally Deleted]

    7.24  [Intentionally Deleted]

    7.25  Minimum Liquidity.  There shall be maintained, at all times, Liquidity of not less than $500,000,000, provided, however, that, after the Term Loans and the U.S. Term Loans have been repaid in full, there shall be maintained Liquidity of not less than $400,000,000. Parent and 3Com Tech shall maintain Qualified Cash Management Investments in the Qualified Custodial Accounts at all times of not less than $210,000,000 (reduced by the amount of any Term Loan or U.S. Term Loan repayments), in the aggregate. Amounts in the Qualified Custodial Accounts shall count towards Liquidity.

    7.26  [Intentionally Deleted]

    7.27  Use of Proceeds.  Such Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

    7.28  Further Assurances.  Such Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

    7.29  No More Restrictive Covenants.  No term or provision, express or implied, in the Cayman Debenture, the Ireland Debenture, the UK Debenture, the UK Mortgage, or the Intercompany Subordination Agreement, nor any restrictions or limitations arising under applicable law or as a result of any of the charges created or to be created under the foregoing agreements, shall effect or impose any greater restrictions or limitations on any Borrower or Subsidiary with respect to the matters covered by this Article 7 (including rights to use, lease transfer, sell, assign lease or otherwise dispose of all or any part of their property) than those expressly provided in this Article 7, and the provisions of this Article 7 shall override and control over any inconsistent or more restrictive term or provision, express or implied, of any of the foregoing agreements and any restriction or limitation on any Borrower or Subsidiary arising as a result of the charges created or to be created by or pursuant thereto.

ARTICLE 8
CONDITIONS OF LENDING

    8.1  Conditions Precedent to Making of Loans on the Initial Funding Date.  The obligation of the Lenders to make the initial Revolving Loans and the Term Loans on the Initial Funding Date, and the

obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

      (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and each Borrower shall have performed and complied in all material respects with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Borrower before or on such Closing Date.

      (b) Upon making the Term Loans and the Revolving Loans (including such Revolving Loans made to finance as reimbursement for fees, costs and expenses then payable under this Agreement) the Parent, the Borrowers and their Subsidiaries shall have Liquidity on a consolidated basis (less, the amount of any accounts payable that are over 30 days past due) of at least $1,000,000,000.

      (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

      (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Initial Funding Date.

      (e) The Agent and the Lenders shall have received such opinions of local counsel for Borrowers and/or Agent in the United Kingdom, the Cayman Islands, Ireland, and such other jurisdictions as Agent or Lenders may require, as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

      (f)  The Agent shall have satisfactorily reviewed title searches on any real property subject to the UK Mortgage.

      (g) The Agent shall have received:

        (i)  acknowledgment copies of proper financing statements, or their equivalents, duly filed on or before the Closing Date in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Lenders' Liens;

        (ii) duly executed UCC-3 Termination Statements, or their equivalents, and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens; and

        (iii) certificates for all Capital Stock of Restricted Subsidiaries (and, to the extent Borrower can (using its best efforts) locate them, certificates for all Capital Stock of its domestic Unrestricted Subsidiaries) pledged pursuant to the Security Documents, together with undated stock powers duly endorsed in blank; and

        (iv) Blocked Account Agreement with Bank, and a control agreement respecting 3Com Tech's Qualified Custodial Account.

      (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

      (i)  Borrowers shall have paid all fees due and owing to the Agent and the Lenders on the Closing Date.

      (j)  Agent and the Lenders shall be satisfied with all environmental aspects relating to Borrowers and their business, including all environmental reports as may be required by Agent and the Lenders.

      (k) The Total Facility and the U.S. Facility each shall have been successfully syndicated on the terms set forth herein and in the U.S. Credit Agreement, to the satisfaction of the Agent, and all Lenders shall ratably fund the Loans and the U.S. Loans on the Initial Funding Date.

      (l)  All conditions precedent to the funding of the initial loans and letters of credit under the U.S. Credit Agreement shall have been satisfied.

      (m) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

      (n) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of each Borrower and its Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

      (o) All proceedings taken in connection with the execution of this Agreement, the Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

      (p) Without limiting the generality of the items described above, each Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to each Borrower prior to the Closing Date.

      The acceptance by each Borrower of any Loans made or Letters of Credit issued on the Initial Funding Date shall be deemed to be a representation and warranty made by such Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the Initial Funding Date, to such effect.

      Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

    8.2  Conditions Precedent to Each Loan.  The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Initial Funding Date and the Term Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

      (a) The following statements shall be true, and the acceptance by such Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and

  (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

        (i)  The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by such Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

        (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

        (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

      (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9
DEFAULT; REMEDIES

    9.1  Events of Default.  It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

      (a) any failure by the Borrowers to pay (i) the principal amount of any Obligations when due, whether upon demand or otherwise, (ii) interest or premium on any of the Obligations within three (3) Business Days of when due, whether upon demand or otherwise, or (iii) any fee or other amount owing hereunder within ten (10) Business Days of when due, whether upon demand or otherwise;

      (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

      (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(d), 7.2, 7.5, 7.9-7.27, or clause 7 of the U.K. Debenture, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(d) or 5.3 and such default shall continue for ten (10) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more;

      (d) any (i) Event of Default shall have occurred and be continuing under the U.S. Credit Agreement; (ii) default shall occur with respect to any Debt (other than the Obligations or the U.S. Loan Obligations) of any Borrower or any of its Restricted Subsidiaries in an outstanding principal amount which exceeds $5,000,000 in the aggregate at any one time, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or (iii) any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

      (e) any Borrower or any of its Restricted Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law of the United States, any foreign country, or any political subdivision of the foregoing, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

      (f)  an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or any of its Restricted Subsidiaries or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law of the United States, any foreign country, or any political subdivision of the foregoing, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

      (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or any of its Restricted Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Borrower or any of its Restricted Subsidiaries;

      (h) except as specifically permitted by Section 7.9, any Borrower or any of its Restricted Subsidiaries shall have passed a resolution to voluntarily wind up such Borrower or Restricted Subsidiary, shall file a certificate of dissolution or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

      (i)  all or any material part of the property of any Borrower or any of its Restricted Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower or such Restricted Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

      (j)  any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other obligor;

      (k) one or more judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or by an indemnity of a third Person (other than such Borrower or any of its Affiliates) that Agent in its good faith judgment determines is acceptable as to which such indemnitor has not disputed liability) as to any single or related or unrelated series of transactions, incidents or conditions, of $7,500,000 or more, and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of sixty (60) days after the entry thereof. For the purposes of clarity, a judgment shall be deemed satisfied if a Borrower has entered into a stipulation or agreement with the adverse party to pay such judgment;

      (l)  any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

      (m) there is filed against any Borrower or any of its Restricted Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

      (n) for any reason other than the failure of the Security Trustee or the Agent to take any action available to it to maintain perfection of the Lenders' Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

      (o) there occurs an event having a Material Adverse Effect.

    9.2  Remedies.

      (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support; provided, however, that in the event that Agent takes any action under clause (i) of this sentence during a Default and as a result the Aggregate Revolver Outstandings exceed the Borrowing Base, then, notwithstanding anything to the contrary contained in Section 3.1, Borrowers shall not be obligated to repay such excess until the earlier of (y) ten (10) days after such overadvance is created or (z) the occurrence of an Event of Default. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

      (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents, the UCC and under the applicable laws of the United Kingdom and the Cayman Islands; (ii) the Agent (acting on behalf of or in conjunction with the Security Trustee) may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or each Borrower shall, upon the Agent's demand, at each Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Security Trustee may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to such Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a non-exclusive license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

      (c) If an Event of Default exists, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10
TERM AND TERMINATION

    10.1  Term and Termination.  The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any accrued and unpaid fees) shall become immediately due and payable and each Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Lenders' Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

    11.1  Amendments and Waivers.

      (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

        (i)  increase or extend the Commitment of any Lender;

        (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

        (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

        (v) increase any of the percentages set forth in the definition of the Borrowing Base;

        (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

        (vii) release any guarantors of the Obligations from their guaranties, or release or contractually subordinate Lenders' Liens on any Collateral other than as permitted by Section 12.11;

        (viii) change the definitions of "Liquidity," "Liquidity Trigger Event," "Majority Lenders," "Required Lenders," "Qualified Cash Management Investments," or "Qualified Custodial Accounts";

        (ix) increase the Dollar amounts or any of the percentages set forth in the definitions of Maximum Revolver Amount, the Maximum Inventory Loan Amount, and Unused Letter of Credit Subfacility;

        (x) amend to make less restrictive, or waive compliance with, Section 7.25;

        (xi) amend the order of payments set forth in the second sentence of Section 3.8; or

        (xii) amend the definitions of "Eligible Accounts" or "Eligible Inventory" such that eligibility criteria becomes less restrictive;

  provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

      (b) [Intentionally Deleted]

      (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

        (i)  requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

        (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

  then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments (together with all of such Lender's International Loans and International Loan Commitments) for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

    11.2  Assignments; Participations.

      (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or if such Lender merges, consolidates or sells or transfers substantially all of its loan portfolio) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount (in the aggregate with assignments of International Loans and International Commitments) of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of (in the aggregate with its International Commitment) of $10,000,000); provided, however, that each Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Each Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

      (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Subsidiary or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

      (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of a Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by any Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

      (f)  Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      (g) Notwithstanding anything to the contrary contained in this Agreement, no assignment of a Lender's interest in its Loans or Commitment, and no sale of any participation interest in any Lender's interest in its Loans or Commitment, may be made without such Lender simultaneously assigning (in the case of an assignment) or selling a participation (in the case of a participation) to the same assignee or participant (as applicable), a proportional interest in such assigning or selling Lender's U.S. Loans and U.S. Commitments, in either case pursuant to the relevant assignment and participation provisions in the U.S. Credit Agreement.

ARTICLE 12
THE AGENT AND THE SECURITY TRUSTEE

    12.1  Appointment and Authorization.  Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent (subject to Section 12.21) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

    12.2  Delegation of Duties.  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

    12.3  Liability of Agent.  None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of such Borrower's Subsidiaries or Affiliates of any Borrower.

    12.4  Reliance by Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the any Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    12.5  Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. If any Lender shall obtain actual knowledge of any Event of Default, such Lender shall promptly notify Agent.

    12.6  Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.

    12.7  Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

    12.8  Agent in Individual Capacity.  The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of a Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

    12.9  Successor Agent.  The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    12.10  Withholding Tax.

      (a) Each Lender that does not have the ability or desire to funds and book through a London branch, office or affiliate, agrees with and in favor of the Agent, to deliver to the Agent evidence that it has duly completed, executed and delivered to the Internal Revenue Service Form FD 13 before payment of any interest to such Lender hereunder. Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (b) If any Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's Form FD 13 as no longer valid.

      (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by the laws of the United Kingdom, including providing evidence that any assignee or participant has duly completed, executed and delivered to the Internal Revenue Service Form FD 13 before payment of any interest to it hereunder.

      (d) If the forms or other documentation required by subsections (a) or (c) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender, assignee or participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      (e) If the Inland Revenue Service or any other Governmental Authority of the United Kingdom or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

    12.11  Collateral Matters.

      (a) The Lenders hereby irrevocably authorize the Security Trustee, at its option and in its sole discretion, to release any Lenders' Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the relevant Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 and in conjunction with any paydown required by such Section, Section 3.4, or otherwise under this Agreement (and the Security Trustee may rely conclusively on any such certificate, without further inquiry); (iii) constituting Real Estate being refinanced if Borrowers certify to the Agent that the refinancing is in compliance with Section 7.13 and in conjunction with any paydown required by such Section, Section 3.4 or otherwise under this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry); (iv) constituting property in which the relevant Borrower owned no interest at the time the Lien was granted or at any time thereafter; (v) constituting property leased to any Borrower or Subsidiary thereof under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (vi) constituting Real Property once the Term Loans have been repaid in full. Except as provided above, the Security Trustee will not release any of the Lenders' Liens without the prior written authorization of the Lenders; provided that the Security Trustee may, in its discretion, release the Lenders' Liens on Collateral (other than Collateral in the Qualified Custodial Accounts following attachment of Lenders' Lien thereon) valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Security Trustee may release the

  Lenders' Liens on Collateral (other than Collateral in the Qualified Custodial Accounts following attachment of Lenders' Lien thereon) valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Security Trustee's authority to release any Lenders' Liens upon particular types or items of Collateral pursuant to this Section 12.11.

      (b) Upon receipt by the Security Trustee of any authorization required pursuant to Section 12.11(a) from the Lenders of the Security Trustee's authority to release Lenders' Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by a Borrower, the Security Trustee shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Lenders' Liens upon such Collateral; provided, however, that (i) the Security Trustee shall not be required to execute any such document on terms which, in the Security Trustee's opinion, would expose the Security Trustee to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      (c) The Agent and the Security Trustee shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that the Lenders' Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent or the Security Trustee pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

    12.12  Restrictions on Actions by Lenders; Sharing of Payments.

      (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent and the Security Trustee, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. Each Lender further agrees that it will undertake no "action" within the meaning of California Code of Civil Procedure Section 726, and the cases interpreting the meaning of same (a "Cal Action").

      (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's Pro Rata portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this

  Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      (c) Each Lender agrees to defend, indemnify and hold the Agent-Related Persons and each other Lender and each of their respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Action Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the committing of a Cal Action.

    12.13  Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

    12.14  Payments by Agent to Lenders.  All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Initial Funding Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise. Unless the Agent receives notice from any Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

    12.15  Settlement.

    (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

        (ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (London time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the London branch of Agent, to Agent's account, not later than 1:00 p.m. (London time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

        (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

        (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

        (v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans.

    If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

        (vi) Unless the Agent has received written notice from a Borrower or a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

      (b)  Lenders' Failure to Perform.  All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

      (c)  Defaulting Lenders.  Unless the Agent receives notice from a Lender on or prior to the Initial Funding Date or, with respect to any Borrowing after the Initial Funding Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to any Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to any Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the relevant Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

      (d)  Retention of Defaulting Lender's Payments.  The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to any Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by each Borrower of its duties and obligations hereunder.

      (e)  Removal of Defaulting Lender.  At any Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and such Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount, and shall be subject to the provisions of Section 11.2(g).

    12.16  Letters of Credit; Intra-Lender Issues.

      (a)  Notice of Letter of Credit Balance.  On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

      (b)  Participations in Letters of Credit.

        (i)  Purchase of Participations.  Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of any Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

        (ii)  Sharing of Reimbursement Obligation Payments.  Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

        (iii)  Documentation.  Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

        (iv)  Obligations Irrevocable.  The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of such Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

          (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (2) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

          (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (5) the occurrence of any Default or Event of Default; or

          (6) the failure of any Borrower to satisfy the applicable conditions precedent set forth in Article 8.

      (c)  Recovery or Avoidance of Payments; Refund of Payments In Error.  In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from any Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      (d)  Indemnification by Lenders.  To the extent not reimbursed by any Borrower and without limiting the obligations of any Borrower hereunder, the Lenders agree to indemnify the Letter of

  Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

    12.17  Concerning the Collateral and the Related Loan Documents.  Subject to Section 12.21 below, each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Term Loans, Agent Advances, Non-Ratable Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

    12.18  Field Audit and Examination Reports; Disclaimer by Lenders.  By signing this Agreement, each Lender:

      (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

      (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

      (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and their Subsidiaries and will rely significantly upon the Borrowers' and their Subsidiaries' books and records, as well as on representations of the Borrowers' and their Subsidiaries' personnel;

      (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

      (e) without limiting the generality of any other indemnification provision coltained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other

  Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

    12.19  Relation Among Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

    12.20  Co-Agents.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "lead arranger," "sole book manager," or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders or other Persons as such. Without limiting the foregoing, none of the Lenders so identified as a "lead arranger," "sole book manager," or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

    12.21  Security Trustee.  Each Lender, the Letter of Credit Issuer and the Agent hereby appoints the Security Trustee to act as its trustee under and in relation to the Security Documents pursuant to this Agreement and to hold the Trust Property as trustee for the Agent, the Letter of Credit Issuer and Lenders on the trusts and other terms contained in the Security Documents and the Agent, the Letter of Credit Issuer and each Lender hereby irrevocably authorizes the Security Trustee to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms of the Security Documents together with all such rights, powers and discretions as are reasonably incidental thereto.

    12.22  Successor Security Trustee

      (a)  Resignation:  The Security Trustee may resign its appointment under any of this Agreement or the Security Documents at any time by giving not less than thirty days' notice in writing to that effect to each of the other parties to this Agreement provided that such resignation shall not become effective until a successor to the Security Trustee has been appointed and accepted its appointment in accordance with the following provisions of this Section 12.22 and all necessary documents have been entered into to ensure that the benefit of the Security Documents is held by such successor.

      (b)  Appointment of Successor:  If the Security Trustee gives notice of its resignation, the Agent may appoint a successor. If the Agent has not within sixty days after such notice of resignation appointed a successor to the Security Trustee which shall have accepted such appointment, the retiring Security Trustee shall have the right to appoint such a successor itself.

      (c)  Discharge:  If a successor to the Security Trustee is appointed under the provisions of this Section 12.22, then the retiring Security Trustee shall be discharged from any further obligations under this Agreement and the Security Documents but shall remain entitled to the benefit of the provisions of this Section 12.22 and its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

      (d)  Disclosure:  The retiring Security Trustee, shall make available to its successor such documents and records and provide such assistance as the successor may reasonably request for the purpose of performing its functions under this Agreement and the Security Documents. Notwithstanding any provision to the contrary, the Security Trustee shall not be obliged to disclose to any person any confidential or other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or fiduciary duty.

    12.23  Protection of Security Trustee.  The benefits conferred on the Agent pursuant to this Article 12 regarding rights to indemnification and the exercise of its rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Loan Document and also pursuant to Article 14 shall also be conferred, where appropriate, on the Security Trustee in relation to this Agreement and the Security Documents and references to Agent in this Article 12 and Article 14 shall be read and construed as references to the Agent and/or the Security Trustee accordingly.

ARTICLE 13
JOINT AND SEVERAL LIABILITY OF BORROWERS

    13.1  Joint and Several Liability of Borrowers.

      (a) Each Borrower shall be liable for all amounts due to the Agent, the Security Trustee and/or any Lender under this Agreement and the other Loan Documents, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's obligations with respect to Loans made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to any other Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of such Borrower.

      (b) Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, and with respect to all other Obligations of any of the other Borrowers hereunder (including any such Obligation of any other Borrower in respect of interest accruing after the commencement by or against such other Borrower of an Insolvency Proceeding, regardless of whether a claim for such accrued interest is allowed in such Insolvency Proceeding), shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations of any of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of any of the other Borrowers, (ii) any incapacity or change in the constitution of any party to any of the Loan Documents or any related Liens, (iii) the absence of any attempt to collect any of the Obligations from any of the other Borrowers, any guarantor of any of such Obligations of any of the other Borrowers, or any other security therefor, or the absence of any other action to enforce the same, (iv) the waiver, consent, variation, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by any of the other Borrowers and delivered to the Agent and/or any Lender, (v) the failure by the Security Trustee, the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for any of the Obligations of any of the other Borrowers, (vi) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code, (vii) any borrowing or grant of a security interest by any other Borrower as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code, (viii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any of the other Borrowers under Section 502 of the U.S. Bankruptcy Code, or (ix) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any of the other Borrowers or which might prejudicially affect the rights or remedies of the Agent or the Lenders under the Loan Documents or otherwise conferred by law. With respect to any Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder or any other Obligations of any of the other Borrowers hereunder, such Borrower waives, until all Obligations of all Borrowers shall have been paid in full and this Agreement shall have been terminated, (i) any right to enforce any right of indemnity, contribution (including under Section 13.2 below) or subrogation or any remedy which the Security Trustee, the Agent and/or any Lender now has or may hereafter have against any of the other Borrowers or any endorser or guarantor of all or any part of the Obligations of any of the other Borrowers or to claim or prove in a winding up or dissolution of any other Borrower or obligor in competition with the Agent or the Lenders and (ii) any benefit of, and any right to participate in, any security or collateral given to the Security Trustee, the Agent and/or any Lender to secure payment of any of the Obligations of any of the other Borrowers or any other liability of any of the other Borrowers to the Security Trustee, the Agent and/or any Lender.

      (c) Without limiting the Agent's or any Lender's rights against any Borrower, upon any Event of Default, the Agent may proceed directly and at once, without notice, against each Borrower to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for any of the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

    13.2  Contribution and Indemnification among the Borrowers.  To the extent that any Borrower (the "Paying Borrower") shall, as a joint and several obligor in respect of Obligations of any other Borrower, repay any Loans made to any other Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (such other Borrower herein called the "Incurring Borrower", and the payment made by the Paying Borrower for Loans made to or Obligations incurred by the Incurring Borrower herein called an "Accommodation Payment"), then the Paying Borrower shall be entitled to reimbursement of such Accommodation Payment from the Incurring Borrower and shall further be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Borrowers (the "Other Borrowers") in an amount, for each such Other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which is such Other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers other than the Incurring Borrower. As of any date of determination, the "Allocable Amount" of any Borrower (other than the Incurring Borrower) in respect of any Accommodation Payment shall be equal to the maximum amount of liability for such Accommodation Payment which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the U.S. Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the U.S. Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the U.S. Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA, or (iv) in the case of a Borrower that is organized or registered outside of the United States of America, voiding or making unenforceable or illegal such liability or payment as against such Borrower under applicable foreign law. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of all Obligations of all the Borrowers. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision. The failure or inability of any Borrower to recover from any other Borrower such other Borrower's share of any Accommodation Payment made by such Borrower, or the unenforceability as to any Borrower of any of the foregoing provisions of this Section 13.2, shall not limit or otherwise affect any Borrower's joint and several obligations hereunder. In no event shall any Paying Borrower be entitled to any payment from the other Borrowers in respect of any Accommodation Payment made by such Paying Borrower in excess of the amount of such Accommodation Payment.

    13.3  Waiver.  Each Borrower hereby waives and agrees not to assert or take advantage of: (i) any defense now existing or hereafter arising based upon any legal disability or other defense of any other Borrower or any guarantor or other Person, or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor or other Person from any cause other than full payment and performance of all obligations due under this Agreement or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any guarantor or other Person, or any defect in the formation of any other Borrower or any guarantor or other Person; (iii) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the Obligations; (iv) any and all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (v) any defense based upon any failure to disclose to such Borrower any information concerning the financial condition of any other Borrower or any guarantor or other Person or any other circumstances bearing on the ability of any other Borrower or any guarantor or other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (vi) any failure by the Security Trustee, the Agent or any Lender to give notice to any Borrower or any guarantor or other Person of the sale or other disposition of security, and any defect in notice given by the Security Trustee, the Agent or any Lender in connection with any such sale or disposition of security; (vii) any failure of the Security Trustee, the Agent or any Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by the Lender to conduct a commercially reasonable sale or other disposition of such security; (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety's or guarantor's obligations in proportion to the principal's obligation; (ix) any use of cash collateral under Section 363 of the U.S. Bankruptcy Code; (x) any defense based upon an election by the Agent or any Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or any successor statute; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the U.S. Bankruptcy Code or otherwise; (xii) any right of subrogation, any right to enforce any remedy which the Agent or any Lender may have against any other Borrower or any guarantor or other Person and any right to participate in, or benefit from, any security now or hereafter held by the Security Trustee, the Agent or any Lender for the Obligations; (xiii) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations; (xiv) the benefit of any statute of limitations affecting the liability of any other Borrower or any guarantor or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any Borrower hereunder or the enforcement hereof; (xv) all notices of intention to accelerate and/or notice of acceleration of the Obligations; (xvi) relief from any applicable valuation or appraisement laws; (xvii) any other action by the Security Trustee, the Agent or any Lender, whether authorized by this Agreement or otherwise, or any omission by the Security Trustee, the Agent or any Lender or other failure of the Security Trustee, the Agent or any Lender to pursue, or delay in pursuing, any other remedy in its power; (xviii) any and all claims and/or rights of counterclaim, recoupment, setoff or offset; and (xix) any defense based upon the application of the proceeds of a Loan for purposes other than the purposes represented by the Borrowers or intended or understood by the Agent or any Lender or any Borrower. Each Borrower agrees that the payment and performance of all Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Borrower's liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, each Borrower further waives any and all rights and defenses that such Borrower may have because the debt of the Borrowers is secured by real property of other Borrowers; this means, among other things, that: (1) the Lenders may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if the Security Trustee, the Agent or any Lender forecloses on any real property collateral pledged by any other Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Security Trustee, the Agent or any Lender may collect from such Borrower even if the Security Trustee, the Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from any other Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property of any other Borrower. Each Borrower acknowledges and agrees that California Civil Code Section 2856 authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and waivers of certain other rights and defenses available to a guarantor under California law. Based on the preceding sentence and without limiting the generality of the foregoing waivers contained in this subparagraph or any other provision hereof, each Borrower expressly waives to the extent permitted by law any and all rights and defenses (except the defense of indefeasible final payment in full), including without limitation any rights of subrogation, reimbursement, indemnification and contribution (except contribution pursuant to this Agreement), which might otherwise be available to such Borrower under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (or any of such sections), or any other jurisdiction to the extent the same are applicable to this Agreement or the agreements, covenants or obligations of any Borrower hereunder.

    13.4  Independent Investigation.  Each Borrower is fully aware of the financial condition of the Borrowers, and is executing and delivering this Agreement based solely upon such Borrower's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Agent or any Lender. Each Borrower hereby assumes full responsibility for obtaining any additional information concerning the financial condition of the Borrowers or any other guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent or any Lender to furnish to such Borrower any information now or hereafter in the possession of the Agent or any Lender concerning the same or any other matter. By executing this Agreement, each Borrower knowingly accepts the full range of risks encompassed within a contract of this type, which risks such Borrower acknowledges. No Borrower shall have the right to require the Agent or any Lender to obtain or disclose any information with respect to the Obligations, the financial condition or prospects of any Borrower, the ability of any Borrower to pay or perform the Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Obligations, the existence or enforceability of any other guaranties of all or any part of the Obligations, any action or non-action on the part of the Agent or any Lender, any Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

    13.5  Stay of Acceleration.  If demand for, or acceleration of the time for, payment by any Borrower to any Lender or the Agent or the Security Trustee of any Obligations of any Borrower is stayed upon the commencement of any case under any Bankruptcy Code for such Borrower, all such Obligations otherwise subject to demand for payment or acceleration under the terms of this Agreement or any other Loan Document shall nonetheless be payable by each other Borrower hereunder forthwith on demand by the Agent.

    13.6  Subrogation.  No payment by any Borrower pursuant to Article 13 or other satisfaction of the Obligations of the Borrowers under Article 13 shall entitle it, by subrogation to the rights of any Lender or the Agent or the Security Trustee, or by right of contribution, reimbursement, exoneration or otherwise, to any payment from any Borrower or out of the property of any Borrower, except after the payment in full to all the Lenders and the Agent and the Security Trustee of all sums which are or may become payable to any of them at any time or from time to time by the Borrowers under this Agreement or any other Loan Document and the termination of this Agreement. Upon the payment in full of all sums referred to in the immediately preceding sentence and the termination of this Agreement, the Borrowers shall be subrogated to the rights of the Lenders and the Agent and the Security Trustee hereunder to the extent of any payments made by them under their guaranty contained herein.

    13.7  Cumulative Remedies.  The Agent may pursue its rights and remedies under this Article 13 and shall be entitled to payment from the Borrowers under this Article 13 notwithstanding any other guarantee of or security for all or any part of the Obligations of the Borrowers or any other Person, and notwithstanding any action taken or omitted to be taken by any Lender or the Agent or the Security Trustee to enforce any of its rights or remedies against any Borrower or any other Person hereunder or under such other guarantee or with respect to any other security.

    13.8  Additional Waivers.  Except for notices and demands expressly provided for herein, the Borrowers hereby waive diligence, presentment, demand of payment, protest and all notices (whether of nonpayment, dishonor, protest or otherwise) with respect to the Obligations, notice of acceptance of the guaranty by the Borrowers contained in this Article 13 and of the incurrence by any Borrower of any Obligation and all demands whatsoever.

    13.9  Survival of Obligations.  The provisions of Article 13 shall continue in effect and be binding upon the Borrowers until all of the Obligations have been paid in full and this Agreement is terminated. The liability of the Borrowers under this Article 13 shall be reinstated and revived with respect to any amount at any time paid to or for the account of any Lender or the Agent or the Security Trustee by any Borrower or any other Person which is thereafter required to be, and that is, restored and returned by such Lender or the Agent or the Security Trustee to such Borrower or such Person, or its trustee or receiver or similar official, upon the bankruptcy, insolvency or reorganization of such Borrower or such Person, or for any other reason, all as though such amount had not been paid by such Borrower or such Person.

ARTICLE 14
MISCELLANEOUS

    14.1  No Waivers; Cumulative Remedies.  No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among one or more Borrowers, and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by each Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

    14.2  Severability.  The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    14.3  Governing Law; Choice of Forum; Service of Process.

      (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION, AND ENFORCEMENT OF LIENS UNDER ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN SANTA CLARA COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE SECURITY TRUSTEE, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE SECURITY TRUSTEE, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE SECURITY TRUSTEE, THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

      (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA").

  The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

      (f)  At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

      (g) No provision of Sections (d) through (g) shall limit the right of the Security Trustee, the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

    14.4  WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 14.3(d), THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    14.5  Survival of Representations and Warranties.  All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

    14.6  Other Security and Guaranties.  The Agent and/or the Security Trustee, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

    14.7  Fees and Expenses.  The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and any Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower. All of the foregoing costs and expenses shall be charged to any Borrower's Loan Account as Revolving Loans as described in Section 3.7.

    14.8  Notices.  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:
Bank of America, N.A. 55 South Lake Avenue Pasadena, California 91101 Attention: Stephen King Telecopy No.: (626) 578-6143
with copies to:
Buchalter, Nemer, Fields & Younger 601 South Figueroa, Suite 2400 Los Angeles, California 90017-5704 Attention: Robert Davidson Telecopy No.: (213) 896-0400
If to any Borrower:
3Com Europe Limited Boundary Way Hemel Hempstead HP2 7YU, England Attn: Graham Roberts Telecopy No.: 44.144.243.2250
with copies to:
c/o 3Com Corporation 5400 Bayfront Plaza Santa Clara, California 95052 Attn: Chief Financial Officer Telecopy No.: (408) 326-6857
with a copy to the attention of the General Counsel
Telecopy No.: (408) 326-6434
with copies to:
Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301 Attention: Craig Tighe, Esq. Telecopy No.: (650) 833-2001

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

    14.9  Waiver of Notices.  Unless otherwise expressly provided herein, each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

    14.10  Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

    14.11  Indemnity of the Agent, the Security Trustee and the Lenders by the Borrowers.

      (a) The Borrowers agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that no such Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities finally determined by a court of competent jurisdiction to result primarily from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      (b) The Borrowers agree to indemnify, defend and hold harmless the Agent-Related Persons and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's or any of its Subsidiaries' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's or any of its Subsidiaries' property or operations or property leased to any Borrower or any of its Subsidiaries. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

    14.12  Limitation of Liability.  NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT,

CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

    14.13  Final Agreement.  This Agreement and the other Loan Documents are intended by the Borrowers, the Agent, the Security Trustee and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent, the Security Trustee and the requisite Lenders.

    14.14  Counterparts.  This Agreement may be executed in any number of counterparts, and by the Agent, the Security Trustee, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    14.15  Captions.  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

    14.16  Right of Setoff.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the relevant Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

    14.17  Confidentiality.

      (a) Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including, subject to the Borrowers' prior written approval, the name and address of any Borrower and a general description of such Borrower's business and may use such Borrower's name in advertising and other promotional material.

      (b) Agent and each Lender severally agree to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent, the Security Trustee and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent, the Security Trustee or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's, the Security Trustee's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent, the Security Trustee and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which each Borrower is party or is deemed party with the Agent, the Security Trustee or such Lender, and (9) to its Affiliates provided such Affiliates are subject to a confidentiality agreement substantially identical to this Section 13.17(b).

    14.18  Conflicts with Other Loan Documents.  Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

    14.19  Non-Public Information.  Agent and Lenders acknowledge that information provided by the Borrowers in connection herewith contains material, non-public information concerning the Borrowers. Agent and Lenders agree not to use any non-public information provided herein or in connection herewith in violation of applicable restrictions imposed by United States securities laws on the purchase and sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

    14.20  Designation of 3Com Europe as Agent of Borrowers.  Each Borrower hereby designates and appoints 3Com Europe ("Administrative Borrower") and each officer thereof as the agent and attorney-in-fact of such Borrower for all purposes of this Agreement, including for the purpose of executing and delivering all documents, instruments and certificates contemplated herein and modifications thereof, giving and receiving notices and instructions, and making requests, hereunder and otherwise communicating with the Agent and the Lenders (including receiving the monthly Loan Account statements referred to in Section 4.11). The Agent and the Lenders may assume that such appointment and designate has not been revoked unless and until written notice of revocation is actually received by the Agent and the Lenders. Accordingly, the Agent and the Lenders may give notices and instruction to any Borrower through the Administrative Borrower and may accept and act upon any notices, instructions and requests given by the Administrative Borrower, or any officer thereof, on behalf of any Borrower, and any such notice, request and instructions shall be binding upon such Borrower until the Agent and the Lenders actually receive notice from such Borrower of its revocation of such appointment and designation of the Administrative Borrower as such Borrower's agent and attorney-in-fact. Notwithstanding such appointment and designation, the Agent and the

Lenders may also deal directly with, and give and receive notices, instructions and requests to and from, any Borrower. If conflicting instructions are received from a Borrower and from the Administrative Borrower, or any officer thereof, acting as agent or attorney-in-fact for such Borrower, the notice, instruction or request of such Borrower shall prevail, unless the Agent or the Lenders have, prior to their receipt of such notice, instruction or request from such Borrower, acted on a contrary notice, instruction or request from the Administrative Borrower, or any officer thereof, acting as agent and/or attorney-in-fact for such Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all or any of the Borrowers, shall be valid and effective if given or taken only by the Administrative Borrower, whether or not any Borrower joins therein.

    IN WITNESS WHEREOF, the parties have executed this Agreement as a Deed on the date first above written.

"BORROWER"
3COM Technologies
By:
Title:
in the presence of:
Witness
"BORROWER"
3COM EUROPE LIMITED
By:
Title:
in the presence of:
Witness
"AGENT"/"SECURITY TRUSTEE"
BANK OF AMERICA, N.A., as the Agent
By:
, Vice President
"BANK"
BANK OF AMERICA, N.A., as the Bank
By:
, Vice President

"LENDERS"
BANK OF AMERICA, N.A., as a Lender
By:
, Vice President
FOOTHILL CAPITAL CORPORATION, as a Lender
By:
, Vice President
GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	Duly Authorized Signatory
CONGRESS FINANCIAL CORPORATION (WESTERN), as a Lender
By:
, Vice President
THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By:
, Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:
, Vice President

ANNEX A
to
Credit Agreement

Definitions

    1.  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

    "Accounts" means, as to any Person, all of such Person's now owned or hereafter acquired or arising accounts, as defined in the Security Documents, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

    "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

    "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

    "Administrative Borrower" has the meaning set forth in Section 14.20.

    "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

    "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

    "Agent Advances" has the meaning specified in Section 1.2(i).

    "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

    "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

    "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, supplemented, modified or restated.

    "Anniversary Date" means each anniversary of the Closing Date.

    "Applicable Margin" means

      (i)  with respect to Base Rate Revolving Loans and all other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans), 1.00%;

      (ii) with respect to Base Rate Term Loans, 1.25%;

      (iii) with respect to LIBOR Revolving Loans, 2.75%; and

      (iv) with respect to LIBOR Term Loans, 3.00%.

    "Assignee" has the meaning specified in Section 11.2(a).

    "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

ANNEX A–1

    "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent.

    "Availability" means at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) the Aggregate Revolver Outstandings.

    "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

    "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower or its Subsidiaries by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; (iv) Hedge Agreements; and (v) guaranties for the benefit of any Borrower or its Subsidiaries.

    "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

    "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (herein "U.S. Bankruptcy Code") and any bankruptcy or insolvency law and regulation of any other applicable jurisdiction.

    "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

    "Base Rate Loans" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

    "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

    "Base Rate Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

    "Blocked Account Agreement" means any agreement among one or more of the Borrowers, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

    "Borrowers" has the meaning given that term in the preamble to the Agreement.

    "Borrowing" means a borrowing hereunder by a Borrower consisting of Revolving Loans or Term Loans made on the same day by the Lenders to such Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

    "Borrowing Base" means, at any time, an amount equal to the sum of (a) 85% of the Net Amount of Eligible Accounts; plus (b) the least of (i) the Maximum Inventory Loan Amount, (ii) 35% of Eligible Inventory valued at the lower of cost (on a first-in, first-out basis) or market and excluding any intercompany profit, or (iii) 80% of the net recovery value of appraised Eligible Inventory; minus (c) Reserves from time to time established by the Agent in its reasonable credit judgment.

ANNEX A–2

    "Borrowing Base Certificate" means a certificate by a Responsible Officer of Administrative Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Administrative Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

    "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in London, Grand Cayman or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

    "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

    "Capital Lease" of a Person means any lease of property by such Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

    "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights, options to purchase or other rights to acquire any of the foregoing.

    "Cash Collateral" has the meaning set forth in Section 1.4 (g).

    "Cash Equivalents" means highly liquid debt investments acquired with a remaining maturity of three months or less.

    "Cash Management Investments" means, for any Person, such Person's (a) cash and Cash Equivalents, (b) deposit accounts, (c) Investment Property, and (d) Short Term Investments.

    "Cayman Debenture" means the Syndicated Composite Guarantee and Debenture of even date herewith among 3Com Holdings Limited, 3Com Technologies and Security Trustee, for the benefit of Lenders.

    "Chattel Paper" means, as to any Person, all of such Person's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

    "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

    "Closing Date" means the date of this Agreement.

    "Code" means the Internal Revenue Code of 1986.

    "Collateral" means all of the Borrowers' real and personal property and all other assets of any Person, including the "Charged Assets" as defined in Security Documents, from time to time subject to Lenders' Liens securing payment or performance of the Obligations.

    "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a

ANNEX A–3

Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

    "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

    "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

    "Credit Support" has the meaning specified in Section 1.4(a).

    "Debt" means, with respect to any Person and without duplication, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables or credit memoranda, but including (a) all Obligations; (b) all obligations and liabilities of any other Person secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

    "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

    "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) 2 percentage points per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

    "Defaulting Lender" has the meaning specified in Section 12.15(c).

    "Deferred Revenue Reserve" means any reserve that the Agent may from time to time establish (in its sole discretion after the occurrence of a Default or an Event of Default) for the potential offset against the Borrowers' Accounts arising from deferred revenue obligations that are accrued by the Borrowers.

    "Designated Account" has the meaning specified in Section 1.2(c).

    "Dilution" means, for each Borrower (as determined by the Agent in its sole discretion), based upon the experience of the immediately prior three months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, returns, rebates, promotional allowances, credits, or other dilutive items with respect to the Accounts of such Borrower, by (b) the aggregate amount of cash collections from such Borrower's Accounts plus the amount in clause (a) for such period.

ANNEX A–4

    "Dilution Reserve" means a reserve that the Agent may from time to time establish (in its sole discretion) equal to (a) the total Dollar amount of Eligible Accounts of Borrowers times one tenth of one percentage point for each one tenth of one percentage point by which Dilution is in excess of 5%. By way of example, Dilution of 9.6% would require a Dilution Reserve of 4.6% of the amount of Borrowers' Eligible Accounts.

    "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock of such Person, other than distributions in Capital Stock of the same class; or (b) the redemption or other acquisition by such Person of its Capital Stock.

    "Documents" means, with respect to any Person, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Person.

    "DOL" means the United States Department of Labor or any successor department or agency.

    "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Loan Documents shall be made in Dollars.

    "Eligible Accounts" means the Accounts of 3Com Europe which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

      (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

      (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

      (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

      (d) which represents a progress billing (as hereinafter defined) or as to which 3Com Europe has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon 3Com Europe's completion of any further performance under the contract or agreement;

      (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, examination or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the United States Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or the laws of the other jurisdictions noted above) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the

ANNEX A–5

  assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

      (f)  if 50% or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

      (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America, any member country of the European Union or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America, any member country of the European Union or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is either: (y) owed by an Account Debtor that is the foreign subsidiary of IBM, Hewlett Packard, Ingram Micro, Siemens, Solectron, Tech Data, Unysis, or any other corporation approved by Agent in its sole discretion, or (z) secured or payable by a letter of credit satisfactory to the Agent in its discretion;

      (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

      (i)  owed by an Account Debtor to which any Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

      (j)  owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary or desirable to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

      (k) owed by any state, municipality, or other political subdivision of the United States of America or any other country, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

      (l)  which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (m) which is evidenced by a promissory note or other instrument or by chattel paper;

      (n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

      (o) which arises out of a sale not made in the ordinary course of such Borrower's business;

      (p) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower (including advance billings of maintenance contracts), and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services, or for which a debit memo or chargeback exists;

      (q) owed by an Account Debtor which, together with its affiliates, is obligated to such Borrower respecting Accounts the aggregate unpaid balance of which exceeds 20% of the

ANNEX A–6

  aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of such Borrower's Account Debtors, but only to the extent of such excess;

      (r) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

    If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

    "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent. In each case such entity must be exempt from withholding taxes on any payments made by Borrowers or Agent under this Agreement.

    "Eligible Inventory" means Inventory of 3Com Tech, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

      (a) that is not owned by 3Com Tech;

      (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

      (c) that does not consist of finished goods or raw materials;

      (d) that consists of work-in-process (including raw materials or finished goods categorized as "manufacturing line" by 3Com Tech), chemicals, samples, prototypes, supplies, or packing and shipping materials;

      (e) that is not in good condition, is damaged or defective, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

      (f)  that is not currently either usable or salable, at prices approximating at least cost, in the normal course of 3Com Tech's business, or that is slow moving or stale;

      (g) that is obsolete or returned or repossessed or used goods taken in trade;

      (h) that is located outside the United States of America, the United Kingdom or the Republic of Ireland (or that is in-transit from vendors or suppliers);

      (i)  that is located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower if (y) such Borrower's customers have direct access to such Inventory, or (z) if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a warehouse letter, a subordination agreement or landlord waiver in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

      (j)  that contains or bears any Proprietary Rights licensed to such Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory

ANNEX A–7

  pursuant to the existing license agreement), and, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

      (k) that is not reflected in the details of a current perpetual inventory report; or

      (l)  that is Inventory placed on consignment.

    If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

    "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

    "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to Borrowers from time to time for amounts that are reasonably likely to be expended by Borrowers or any of their Subsidiary thereof in order for such Person and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

    "Environmental Laws" means all national, federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

    "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

    "Equipment" means, as to any Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

    "Event of Default" has the meaning specified in Section 9.1.

    "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

    "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

    "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day,

ANNEX A–8

the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to Agent or the Lenders pursuant to this Agreement.

    "Fiscal Month" means the Borrower's fiscal month for financial accounting purposes.

    "Fiscal Quarter" means the Borrowers' fiscal quarter for financial accounting purposes.

    "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on May 31, 2002.

    "Fixed Assets" means, as to any Person, the Equipment and Real Estate of such Person.

    "Funding Date" means the date on which a Borrowing occurs.

    "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), in effect in the United States, which are applicable to the circumstances as of the Closing Date.

    "General Intangibles" means, as to any Person, all of such Person's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds

ANNEX A–9

for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

    "Hedge Agreement" means, with respect to any Person, any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

    "Initial Funding Date" means the date of the funding of the Term Loans and the initial Revolving Loans hereunder.

    "Instruments" means, as to any Person, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Person.

    "Intercompany Subordination Agreement" has the meaning set forth in the U.S. Credit Agreement.

    "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by any Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

      (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Stated Termination Date.

    "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

    "Inventory" means, as to any Person, all of such Person's now owned and hereafter acquired inventory, stock-in-trade, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

    "Investment" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition by such Person of any other property, or a loan, advance, capital contribution, or subscription by such Person, except the following:

      (a) acquisitions of Equipment to be used in the business of such Person;

      (b) acquisitions of Inventory in the ordinary course of business of such Person;

      (c) acquisitions of current assets acquired in the ordinary course of business of such Person;

ANNEX A–10

      (d) Hedge Agreements.

    "Investment Property" means, as to any Person, all of such Person's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

    "Ireland Debenture" means the Syndicated Composite Guarantee and Debenture of even date herewith among 3Com Technologies, 3Com Europe Limited and Security Trustee, for the benefit of Lenders.

    "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

    "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

    "Lenders' Liens" means the Liens in the Collateral granted to the Agent and/or Security Trustee, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

    "Letter of Credit" has the meaning specified in Section 1.4(a).

    "Letter of Credit Fee" has the meaning specified in Section 2.6.

    "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

    "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate 1.00 - Eurodollar Reserve Percentage

    Where,

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Base Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage, and

        "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by

ANNEX A–11

    Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

    "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

    "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

    "LIBOR Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

    "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

    "Liquidity" means, at any time of measurement, the sum of: (a) the lesser of (y) $105,000,000 and (z) aggregate Availability hereunder and under the U.S. Credit Agreement, plus (b) the amount of Qualified Cash Management Investments, valued at current market values and as most recently reported to Agent in accordance with Section 5.2(k).

    "Liquidity Trigger Event" means the first to occur of (1) an Event of Default (y) arising out of a breach of Section 7.25 or (z) under Section 9.1 (a), or (2) acceleration of the Loans pursuant to Section 9.2 (a)(B).

    "Loan Account" means the loan account of each Borrower, which account shall be maintained by the Agent.

    "Loan Documents" means this Agreement, the Notes, the Security Documents, all Guaranties, the Intercompany Subordination Agreement, any Hedge Agreements entered into by any Borrower or its Subsidiaries with Bank, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement; provided, however, in no event shall the Loan Documents include, or be deemed to include, the U.S. Loan Documents.

    "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%, but in no event fewer than two (2) Lenders if there exist at least two (2) Lenders at such time.

    "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

    "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Borrowers and the Restricted Subsidiaries (taken as a whole), or the Collateral (taken as a whole); (b) a material impairment of the ability of any Borrower or any of its Restricted Subsidiaries to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document to which it is a party.

ANNEX A–12

    "Maximum Inventory Loan Amount" means, as of any date of measurement (a) $50,000,000, less (b) the U.S. Aggregate Revolver Outstandings advanced against Eligible Inventory of the U.S. Borrower.

    "Maximum Revolver Amount" means, as of any date of measurement (a) $105,000,000, less (b) the U.S. Aggregate Revolver Outstandings.

    "Minimum Price" for any parcel of Real Estate, has the meaning set forth on Schedule 3.4(b).

    "Mortgages" means and includes any and all of the mortgages, charges, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Borrower to or for the benefit of the Security Trustee or the Agent by which the Security Trustee or the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate of any Borrower or a collateral assignment of any Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

    "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts, calculated in Dollars, less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, unapplied cash, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

    "Net Proceeds" has the meaning specified in Section 3.4(b).

    "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

    "Notes" means, collectively, the Revolving Loan Notes and Term Loan Notes.

    "Notice of Borrowing" has the meaning specified in Section 1.2(b).

    "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

    "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent, the Security Trustee and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including any interest which accrues after the filing of a proceeding under the Bankruptcy Code or which would have accrued but for such filing), charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products. In no event shall Obligations include, or be deemed to include, any Debt, indebtedness, liabilities or obligations of 3Com Corporation, a Delaware corporation, or any of its subsidiaries or affiliates incorporated or organized under the laws of any jurisdiction within the United States of America.

    "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

    "Parent" has the meaning specified in the recitals hereof.

    "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

ANNEX A–1

    "Payment Account" means each bank account established pursuant to clause 7.3 of the U.K. Debenture, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of any Borrower, as the Agent may determine, on terms acceptable to the Agent.

    "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

    "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

    "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

    "Permitted Liens" means:

      (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $5,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Borrower's books and records and a stay of enforcement of any such Lien is in effect;

      (b) the Lenders' Liens;

      (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

      (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

      (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business; and

      (f)  Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

      (g) Interests of lessors under operating leases;

ANNEX A–2

      (h) Liens on assets of the Unrestricted Subsidiaries, as long as the holder of such Lien has no recourse to Borrowers, U.S. Borrower, any Restricted Subsidiary, or any U.S. Restricted Subsidiaries or their assets;

      (i)  Liens securing purchase money secured Debt incurred to finance the purchase of Equipment and the payment of related software and installation, delivery and tax expenses provided that Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt and the proceeds thereof, and (ii) such Debt is incurred no later than 180 days following the purchase of such Equipment and related property; and

      (j)  other Liens securing Debt not in excess of $10,000,000 in the aggregate at any time outstanding;

      (k) Liens in connection with synthetic leases;

      (l)  Liens consisting of leases or subleases and licenses and sublicenses granted to others not interfering in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole, and any interest or title of a lessor or licensor under any lease or license;

      (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (n) Liens on cash collateral securing reimbursement obligations to issuing banks under letters of credit;

      (o) Liens on Proprietary Rights to the extent such Liens do not secure Debt for borrowed money and are not in favor of a financial institution;

      (p) Liens on assets acquired in any Investment not prohibited hereunder to the extent such Liens were in existence at the time of acquisition;

      (q) Liens on earnest money deposits required under a letter of intent or purchase agreement not prohibited hereunder;

      (r) Liens on property representing part of the proceeds of a sale or other disposition of property, to secure post-closing obligations to the buyer in connection with such sale or other disposition; and

      (s) Liens on cash representing proceeds from the issuance of Debt for the purpose of making interest payments in connection with such Debt.

    "Person" means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, body corporate, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

    "Priority Payable Reserve" means any reserve that the Agent may from time to time may establish (in its sole discretion after the occurrence of a Default or an Event of Default) for Eligible Inventory located in a jurisdiction where (y) unpaid suppliers are entitled to a Lien, claim, or trust against such Inventory that would be prior to or pari passu with, Agent's Lien thereon, which reserve shall be in an amount determined by the Agent to be sufficient to repay any amounts payable to such supplier to release such supplier's claim with respect to such Inventory, or (z) such Inventory is subject to prior claims for value added taxes, amounts payable to inland revenue, social security, occupational and state pension schemes, or unpaid employee salaries.

    "Proprietary Rights" means, as to any Person, all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, registered designs, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing,

ANNEX A–3

and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

    "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

    "Qualified Cash Management Investments" means, at any time of measurement, the aggregate Cash Management Investments that are: (a) owned by Parent or its Subsidiaries, (b) in conformity with the investment policy approved by the audit committee of Parent's Board of Directors, (c) unencumbered by any Lien (other than any Lien in favor of Agent or in favor of any depositary institution or financial intermediary on whose books the Cash Management Investment is carried, and in the latter case only to secure fees and costs arising out of carrying such Cash Management Investment), and (d) if owned by Borrowers, Restricted Subsidiaries or U.S. Restricted Subsidiaries, immediately distributable to Parent, directly or indirectly, without restriction (including any legal restrictions of any relevant jurisdiction on such Person's distributable assets) and without the need to obtain the consent of any third Person or the approval of any Governmental Authority. Not more than $50,000,000 at any one time of Cash Management Investments owned by Unrestricted Subsidiaries may be considered Qualified Cash Management Investments.

    "Qualified Custodial Account" means any of 3Com Tech's custodial or other investment accounts designated by 3Com Tech that meet the following criteria: (i) such account is a securities account (as defined in Section 8501 of the UCC); (ii) such account is maintained by a securities intermediary whose jurisdiction (as defined in Section 8110 of the UCC) is in the United States; (iii) such securities intermediary has entered into a control agreement with Agent, on terms satisfactory to Agent, which among other things is sufficient to give Agent, for the benefit of the Lenders, control (as defined in Section 8106 of the UCC) over the securities account, any security entitlements therein, and any securities therein. As of the Closing Date, the following accounts are Qualified Custodial Accounts: Custodial Account Number CMYF 2000002 maintained at Mellon Bank, N.A.

    "Real Estate" means, as to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

    "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

    "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

    "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3%, but, in any event no fewer than two (2) Lenders if there exist at least two (2) Lenders at such time.

    "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to

ANNEX A–4

or binding upon the Person or any of its property or to which the Person or any of its property is subject.

    "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for not less than three months rent at leased locations subject to statutory or contractual landlord liens or where Agent has not received an acceptable agreement from the landlord; (d) Inventory shrinkage; (e) Environmental Compliance Reserves; (f) Royalty Reserves; (g) customs charges; (h) Priority Payable Reserves; (i) Deferred Revenue Reserves; (j) Warranty / Technical Support Reserves; (k) Dilution Reserves; and (l) warehousemen's or bailees' charges.

    "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, designation of any replacement accounts to the Designated Accounts pursuant to Section 1.2(c) and the preparation of the Borrowing Base Certificate, the chief financial officer, the treasurer, the assistant treasurer, and corporate controller of the Borrower, or any other officer having substantially the same authority and responsibility.

    "Restricted Subsidiary" means 3Com UK Holdings Ltd.; and 3Com IFSC (Ireland); and any Subsidiary acquired or created after the Closing Date and designated to the Agent as a Restricted Subsidiary by Administrative Borrower.

    "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

    "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(a)(ii).

    "Royalty Reserve" means any reserve that the Agent may from time to time establish (in its sole discretion after the occurrence of a Default or an Event of Default) for Inventory subject to license agreements with third parties, in an amount determined by the Agent to be sufficient to make any required royalty payments owing by Borrowers with respect to such Inventory.

    "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

    "Security Documents" means, collectively, the UK Mortgage, the UK Debenture, the Ireland Debenture, and the Cayman Debenture.

    "Security Trustee" means the Bank, solely in its capacity as trustee for the Agent and the Lenders, and any successor trustee thereto.

    "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

    "Short-term Investments" means investments with maturities exceeding three months but less than three years.

    "Solvent" means, when used with respect to any Person, that at the time of determination:

      (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

      (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

ANNEX A–5

      (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

      (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

    For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. At all times after the Initial Funding Date, the definition of the term "Solvent" shall be limited to subsections (c) and (d) above.

    "Stated Termination Date" means November 28, 2004.

    "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, body corporate, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of each Borrower.

    "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, or arising out of the transactions evidenced hereunder or thereunder, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

    "Term Loan" and "Term Loans" have the meanings specified in Section 1.3(a).

    "Term Loan Note" and "Term Loan Notes" have the meanings specified in Section 1.3(c).

    "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by all the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

    "Total Facility" has the meaning specified in Section 1.1.

    "Trust Property" all or any of the assets, rights, powers authorities and discretions at any time subject to or expressed to be subject to the security from time to time constituted by or arising pursuant to the Security Documents or vested in the Security Trustee or given under or pursuant to the Security Documents including all income and other sums at any time received or receivable by the Security Trustee in respect thereof;

    "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issues of perfection, continuation, or enforcement of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

    "UK Debenture" means the Syndicated Composite Guarantee and Debenture of even date herewith among 3Com Technologies, 3Com Europe Limited, 3Com U.K. Holdings Limited and Security Trustee, for the benefit of Lenders.

ANNEX A–6

    "UK Mortgage" means the legal mortgage of even date herewith between 3Com Europe Limited and the Security Trustee, for the benefit of Lenders, relating to land situated in Hemel Hempstead, Hertfordshire, England.

    "Unrestricted Subsidiary" means any Subsidiary of Parent that is not a Restricted Subsidiary or a U.S. Restricted Subsidiary.

    "Unused Letter of Credit Subfacility" means an amount equal to (a) $25,000,000 minus (b) the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit and U.S. Letters of Credit plus, without duplication, (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit and U.S. Letters of Credit.

    "U.S. Aggregate Revolver Outstandings" means, as of any date of measurement, the "Aggregate Revolver Outstandings" (as that term is defined in the U.S. Credit Agreement).

    "U.S. Borrower" means 3Com Corporation.

    "U.S. Commitments" means, with respect to any Lender, such Lender's "Commitments" (as that term is defined in the U.S. Credit Agreement").

    "U.S. Credit Agreement" means that certain Credit Agreement, of even date herewith, among Agent, Lenders, and U.S. Borrower."

    "U.S. Facility" means, collectively, the revolving and term loan facilities in favor of the U.S. Borrower, making up the "Total Facility" (as that term is defined in the U.S. Credit Agreement).

    "U.S. Letters of Credit" means "Letters of Credit" (as that term is defined in the U.S. Credit Agreement) issued for the benefit of U.S. Borrower.

    "U.S. Loan Documents" means "Loan Documents," as that term is defined in the U.S. Credit Agreement.

    "U.S. Loans" means, with respect to any Lender, such Lender's "Loans" (as that term is defined in the U.S. Credit Agreement).

    "U.S. Loan Obligations" means, as of any date of measurement, the then outstanding "Obligations" (as that term is defined in the U.S. Credit Agreement) of U.S. Borrower.

    "U.S. Restricted Subsidiary" means a "Restricted Subsidiary" under the U.S. Credit Agreement that is not a Restricted Subsidiary hereunder.

    "U.S. Term Loans" means the "Term Loans" (as that term is defined in the U.S. Credit Agreement).

    "Unused Line Fee" has the meaning specified in Section 2.5.

    "Warranty/Technical Support Reserve" means the reserve that the Agent may from time to time establish (in its sole discretion after the occurrence of a Default or an Event of Default) for the potential offset against the Borrower's Accounts arising from obligations the Borrowers may have to an Account Debtor for warranty and technical support services.

    2.  Accounting Terms.  Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

    3.  Interpretive Provisions.

ANNEX A–7

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

    (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

        (ii) The term "including" is not limiting and means "including without limitation."

        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

        (iv) The word "or" is not exclusive.

      (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

      (f)  The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

      (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.25 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements or other certificates reflecting such breach are delivered to the Agent.

      (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

ANNEX A–8

EXHIBIT A-1

FORM OF REVOLVING LOAN NOTE

Exhibit A–1

EXHIBIT A-2

FORM OF TERM LOAN NOTE

Exhibit A–2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Exhibit B–1

EXHIBIT C

FINANCIAL STATEMENTS

Exhibit C–1

EXHIBIT D

NOTICE OF BORROWING

Date:            , 200

To:	Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of , 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among 3Com Europe Limited, 3Com Technologies, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

    The undersigned, 3COM TECHNOLOGIES, an exempted limited liability company incorporated in the Cayman Islands ("3Com Tech"), with offices at Ballycoolin Business Park, Blanchardstown, Dublin 15, Ireland, and 3COM EUROPE LIMITED., a company incorporated in England and Wales with registered number 2600346 ("3Com Europe"), with offices at Boundary Way, Hemel Hempstead HP2 7YU, England (each of 3Com Tech and 3Com Europe individually, a "Borrower" and collectively, the "Borrowers"), refer to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby give you notice irrevocably of the Borrowing specified below:

  1.
  The Business Day of the proposed Borrowing is            , 200 .

  2.
  The aggregate amount of the proposed Borrowing is $         .

  3.
  The Borrowing is to be comprised of $               of Base Rate and $               of LIBOR Rate Loans.

  4.
  The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be      months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a) The representations and warranties of the Borrowers contained in the Credit Agreement are true and correct as though made on and as of such date;

      (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

      (c) The proposed Borrowing will not cause the Aggregate Revolver Outstandings to exceed (a) the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolver Amount, less (b) Reserves.

[NAME OF ADMINISTRATIVE BORROWER]
By:
Title:

EXHIBIT D–1

EXHIBIT E

NOTICE OF CONTINUATION/CONVERSION

Date:            , 200

To:	Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of , 200 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among 3Com Europe Limited, 3Com Technologies, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

    The undersigned, 3Com Europe Limited, 3Com Technologies (each, a "Borrower" and collectively, the "Borrowers"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

  1.
  The Continuation/Conversion Date is      , 200.

  2.
  The aggregate amount of the Loans to be [converted] [continued] is $         .

  3.
  The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

  4.
  The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be   months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a) The representations and warranties of each Borrower contained in the Credit Agreement are true and correct as though made on and as of such date;

      (b) Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion][continuation]; and

      (c) The proposed conversion-continuation will not cause the Aggregate Revolver Outstandings to exceed (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolver Amount, less (b) Reserves.

[NAME OF ADMINISTRATIVE BORROWER]
By:
Title:

EXHIBIT E–1

EXHIBIT F

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

    This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of            , 200    is made between            (the "Assignor") and            (the "Assignee").

RECITALS

    WHEREAS, the Assignor is party to that certain Credit Agreement dated as of            , 200    (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among            , a[n]             corporation and             , a[n]            corporation (each, a "Borrower" and collectively, the "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

    WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $         (the "Commitment");

    WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $         to the Borrowers

    WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $         (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

    WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $         (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    1.  Assignment and Acceptance.

      (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)   % (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

      (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be

EXHIBIT F–1

  performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections  and  of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

      (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $            .

      (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $            .

    2.  Payments.

      (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $            , representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

      (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

    3.  Reallocation of Payments.

    Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

    4.  Independent Credit Decision.

    The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of each Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

    5.  Effective Date; Notices.

      (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be            , 200    (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

        (i)  this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

        [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

EXHIBIT F–2

        [(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

        (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

      (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

    6.  [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

      (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent and the Security Trustee by the Lenders pursuant to the terms of the Credit Agreement.

      (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent or Security Trustee under the Credit Agreement.]

    7.  Withholding Tax.

    [Conform to Credit Agreement]

    8.  Representations and Warranties.

      (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

      (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

      (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this

EXHIBIT F–3

  Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

    9.  Further Assurances.

    The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

    10.  Miscellaneous.

      (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

      (b) All payments made hereunder shall be made without any set-off or counterclaim.

      (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

      (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF             [Note: confirm choice of law]. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [      ] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [      ] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      (f)  THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

    NOTE: ASSIGNMENTS HEREUNDER MAY ONLY BE EFFECTED IN CONJUNCTION WITH A PROPORTIONAL ASSIGNMENT OF ASSIGNOR'S U.S. LOANS AND U.S. COMMITMENTS AS SET FORTH IN SECTION 11.2(g) OF THE CREDIT AGREEMENT.

EXHIBIT F–4

    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:
Title:
Address:
[ASSIGNEE]
By:
Title:
Address:

EXHIBIT F–5

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                , 200

Bank of America, N.A

Attn:

Re: [Name and Address of Borrowers]

Ladies and Gentlemen:

    We refer to the Credit Agreement dated as of            , 200  (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among            and            (each, a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

    1.  We hereby give you notice of, and request your consent to, the assignment by            (the "Assignor") to             (the "Assignee") of      % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of             , 200 , is $         , the aggregate amount of its outstanding Loans is $            , and its participation in L/C Obligations is $            .

    2.  The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

    3.  The following administrative details apply to the Assignee:

(A)	Notice Address:
Assignee name:
Address:

Attention:
	Telephone: (	)
	Telecopier: (	)
	Telex (Answerback	):
(B)	Payment Instructions:
Account No.:
At:

Reference:
Attention:

    4.  You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

SCHEDULE 1–11

    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,
[NAME OF ASSIGNOR]
By:
Title:
[NAME OF ASSIGNEE]
By:
Title:
ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:
Bank of America, N. A., as Agent
By:
Title:

SCHEDULE 1–12

SCHEDULE 1.2

COMMITMENTS

Lender	Revolving Loan Commitment	Term Loan Commitment	Pro Rata Share
Bank of America, N.A.	$25,000,000	$3,571,428.57	23.81%
Foothill Capital Corporation	$25,000,000	$3,571,428.57	23.81%
The CIT Group/Business Credit, Inc.	$12,500,000	$1,785,714.29	11.90%
Congress Financial Corporation (Western)	$15,000,000	$2,142,857.14	14.29%
General Electric Capital Corporation	$15,000,000	$2,142,857.14	14.29%
PNC Bank, National Association	$12,500,000	$1,785,714.29	11.90%

SCHEDULE 1.2–1

SCHEDULE 3.4(B)

3Com Centre
Boundary Way
Hemel Hempstead Hertfordshire
United Kingdom	$25,500,000.00

SCHEDULE 3.4(B)–1

QuickLinks

  Exhibit 10.15
TABLE OF CONTENTS
ANNEXES, EXHIBITS AND SCHEDULES
CREDIT AGREEMENT
W I T N E S S E T H
ARTICLE 1 LOANS AND LETTERS OF CREDIT
ARTICLE 2 INTEREST AND FEES
ARTICLE 3 PAYMENTS AND PREPAYMENTS
ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY
ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES; COLLATERAL REPORTING
ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS
ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS
ARTICLE 8 CONDITIONS OF LENDING
ARTICLE 9 DEFAULT; REMEDIES
ARTICLE 10 TERM AND TERMINATION
ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
ARTICLE 12 THE AGENT AND THE SECURITY TRUSTEE
ARTICLE 13 JOINT AND SEVERAL LIABILITY OF BORROWERS
ARTICLE 14 MISCELLANEOUS
ANNEX A to Credit Agreement Definitions
EXHIBIT A-1 FORM OF REVOLVING LOAN NOTE
EXHIBIT A-2 FORM OF TERM LOAN NOTE
EXHIBIT B FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C FINANCIAL STATEMENTS
EXHIBIT D NOTICE OF BORROWING
EXHIBIT E NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
RECITALS
SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE NOTICE OF ASSIGNMENT AND ACCEPTANCE
SCHEDULE 1.2 COMMITMENTS
SCHEDULE 3.4(B)